EXHIBIT 2.1


                            SHARE EXCHANGE AGREEMENT



                                     AMONG:

                       THE SHAREHOLDERS OF PETROGEN, INC.

                                      AND:

                                 PETROGEN, INC.

                                      AND:

                              HADRO RESOURCES, INC.




                                 PETROGEN, INC.
                       3200 Southwest Freeway, Suite 3300
                          Houston, Texas, U.S.A., 77027

                            SHARE EXCHANGE AGREEMENT




         THIS SHARE EXCHANGE AGREEMENT is made and dated for reference effective as at October 11, 2002 (the "EFFECTIVE Date") as fully executed on this _____ day of January, 2003.


AMONG:


         THE UNDERSIGNED SHAREHOLDERS OF PETROGEN, INC., each having an address for notice and delivery located at 3200 Southwest Freeway, Suite 3300, Houston, Texas, U.S.A., 77027 (each such shareholder being hereinafter singularly referred to as a "VENDOR" and collectively referred to as the "VENDORS" as the context so requires");

                                                               OF THE FIRST PART


AND:


         PETROGEN, INC., a company incorporated under the laws of the State of Colorado, U.S.A., and having an address for notice and delivery located at 3200 Southwest Freeway, Suite 3300, Houston, Texas, U.S.A., 77027

         (the "COMPANY");

                                                              OF THE SECOND PART

AND:


         HADRO RESOURCES, INC., a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at 435 Martin Street, Suite 2000, Blaine, Washington, U.S.A., 98230

         (the "PURCHASER");

                                                               OF THE THIRD PART

         (the  Vendors,   the  Company  and  the  Purchaser  being   hereinafter
         singularly also referred to as a "PARTY" and collectively referred to as the "PARTIES" as the context so requires).


         WHEREAS:


A. The Company is a body corporate subsisting under and registered pursuant to the laws of the State of Colorado, U.S.A.;


B.       The   Company  is  presently  engaged  in  the  business of oil and gas development and production (collectively, the "COMPANY'S BUSINESS");


C. The Vendors are the legal and beneficial owners of all of the 11,807,000 presently issued and outstanding common shares in the capital of the Company (each a "PURCHASED SHARE"); the particulars of the registered and beneficial ownership of such Purchased Shares being set forth in Schedule "B" which is attached hereto and which forms a material part hereof;


D. In accordance with the terms and conditions of that certain "Agreement In Principle" dated for reference October 11, 2002 (the "AGREEMENT IN PRINCIPLE"), as entered into between the Company and the Purchaser, the Company and the Purchaser therein agreed to use their best efforts to initiate, complete and enter into a formal agreement whereby the Vendors would sell all of the Purchased Shares to the Purchaser upon the general terms and conditions as set forth therein; a copy of which Agreement In Principle being attached hereto as Schedule "A" and which forms a material part hereof, and the terms and conditions of the Agreement In Principle setting forth the Parties general intentions herein; and


E. The Parties hereto have agreed to enter into this agreement (the "AGREEMENT") which formalizes and replaces, in its entirety, the Agreement In Principle, as contemplated and required by the terms of the Agreement In
Principle, and which clarifies their respective duties and obligations in connection with the purchase by the Purchaser from the Vendors of all of the Purchased Shares together with the further development of the Company's Business as a consequence thereof;


         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

                                    ARTICLE 1
                                   DEFINITIONS


1.1 DEFINITIONS. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:


         (a) "AFFILIATE" and "ASSOCIATE" have the meanings ascribed to them under the COMPANY ACT of the Province of British Columbia, R.S.B.C. 1996, as amended from time to time;


         (b) "AGREEMENT" means this "Share Exchange Agreement" as entered into among the Vendors, the Company and the Purchaser herein, together with any amendments thereto and any Schedules as attached thereto;


         (c) "AGREEMENT IN PRINCIPLE" has the meaning ascribed to it in recital "D." hereinabove; a copy of which Agreement In Principle being attached hereto as Schedule "A" and forming a material part hereof;


         (d) "ARBITRATION ACT" means the COMMERCIAL ARBITRATION ACT of the Province of British Columbia, R.S.B.C. 1996, as amended from time to time, as set forth in Article "14" hereinbelow;


         (e) "ATTORNEY" has the meaning ascribed to it in section "12.3" hereinbelow;


         (f)      "BOARD OF DIRECTORS"  means,  as  applicable,  the  respective
                  Board of Directors of each of the Parties hereto as duly constituted from time to time;


         (g) "BUSINESS DAY" means any day during which Canadian Chartered Banks are open for business in the City of Vancouver, Province of British Columbia;


         (h) "BUSINESS DOCUMENTATION" means any and all records and other factual data and information relating to the Company's Business interests and assets and including, without limitation, all plans, agreements and records which are in the possession or control of any of the Vendors or the Company in that respect;


         (i) "CLOSING" has the meaning ascribed to it in section "7.1" hereinbelow;

         (j) "CLOSING DATE" has the meaning ascribed to it in section "7.1" hereinbelow;


         (k) "COMMISSION" means the United States Securities and Exchange Commission;


         (l) "COMPANY" means Petrogen, Inc., a company incorporated under the laws of the State of Colorado, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;


         (m) "COMPANY'S ASSETS" means all assets, contracts, equipment, goodwill, inventory, Company's Property interests and Intellectual Property of the Company and including, without limitation, all of the property interests, assets, contracts, equipment, goodwill and inventory which are listed and described in Schedules "E" through "J" which are attached hereto and which form a material part hereof;


         (n) "COMPANY'S BUSINESS" has the meaning ascribed to it in recital "B." hereinabove;


         (o) "COMPANY'S FINANCIAL STATEMENTS" has the meaning ascribed to it in section "3.3" hereinbelow; a copy of which Company's Financial Statements being set forth in Schedule "D" which is attached hereto and which forms a material part hereof;


         (p) "COMPANY'S OPTIONS" has the meaning ascribed to it in section "3.3" hereinbelow;


         (q) "COMPANY'S PROPERTY" means the mineral interests described in Schedule "E" which is attached hereto and the interests of the Company, the registered owner and Petrogen Ltd. therein, and any other claim or property interests of the registered owner, the Company and Petrogen Ltd. incorporated into the Company's Property by the terms of this Agreement;


         (r) "COMPANY'S WARRANTS" has the meaning ascribed to it in section "3.3" hereinbelow;


         (s) "CONFIDENTIAL INFORMATION" has the meaning ascribed to it in section "11.1" hereinbelow;

         (t) "CONSOLIDATION" has the meaning ascribed to it in section "2.2" hereinbelow;


         (u) "CONSULTING SERVICES AGREEMENT" has the meaning ascribed to it in section "4.1" hereinbelow; the proposed form of which being attached hereto as Schedule "O" and forming a material part hereof;


         (v) "DAX" means the Frankfurt Stock Exchange, together with its respective successors and permitted assigns as the context so requires;


         (w)      "DEFAULTING  PARTY"  and   "NON-DEFAULTING   PARTY"  have  the
                  meanings ascribed to them in section "15.1" hereinbelow;


         (x) "DISCHARGES" has the meaning ascribed to it in section "5.4" hereinbelow;


         (y) "DRILLING AND OPERATING AGREEMENT" has the meaning ascribed to it in section "3.3" hereinbelow; a copy of said form of proposed Drilling and Operating Agreement being attached hereto as Schedule "P" and forming a material part hereof;


         (z) "EFFECTIVE DATE" has the meaning ascribed to it on the front page of this Agreement;


         (aa) "ELECTION FORM" has the meaning ascribed to it in section "5.5" hereinbelow;


         (ab) "EQUITY INTEREST" has the meaning ascribed to it in section "5.5" hereinbelow;


         (ac) "EQUITY INTEREST DOCUMENTATION" has the meaning ascribed to it in section "5.5" hereinbelow;


         (ad) "EXECUTION DATE" means the actual date of the complete execution of this Agreement and any amendment thereto by all Parties hereto as set forth on the front page hereof;


         (ae) "EXPLORATION AND DEVELOPMENT EXPENDITURES" means all costs, expenses, charges, obligations and liabilities of whatever kind or nature expended, funded or incurred directly or indirectly by the Operator and including, without limiting the generality of the foregoing, by any joint venture partner of the Company, on or in respect of the Company's Properties and in connection with the exploration and development of the Company's Properties for the purpose of determining the existence of resources on the Company's Property during the term of the Drilling and Operating Agreement and including, without limiting the generality of the foregoing, all monies expended in maintaining the Company's Property in good standing by the doing and filing of assessment work and by making the tenure payments within the time periods in which such tenure payments are required to be made, and by expending, funding or incurring all on-site Company's Property costs and including, without limiting the generality of the foregoing, the costs of prospecting, claim staking, Company's Property payments, taxes, mapping, surveying, permitting, geophysical, geochemical and geological surveys, sampling, assaying, trenching, drilling, geochemical analyses, road building, drill site preparation, drafting, report writing, consultants, metallurgical testing, mining, metallurgical and economic studios, feasibility studies, reclamation and all other project expenditures, together with the supervision and management of all work done for the benefit of the Company's Property; provided, however, that the Operator's administrative expenses shall not exceed ten percent (10%) of the exploration and development expenses incurred directly or indirectly on the Company's Property; the exact particulars of which being detailed in the form of proposed Drilling and Operating Agreement being set forth in Schedule "P" which is attached hereto;


         (af) "FINANCING" has the meaning ascribed to it in section "5.6" hereinbelow;


         (ag) "ICI" means Investor Communications International, Inc., a company incorporated under the laws of the State of Washington, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;


         (ah) "INCOME TAX ACT" means the INCOME TAX ACT of Canada, R.S.C. 1985, as amended, together with the RULES and Regulations to the Income Tax Act;


         (ai)     "INDEMNIFIED   PARTY"  and  "INDEMNIFIED   PARTIES"  have  the
                  meanings ascribed to them in section "16.1" hereinbelow;


         (aj) "INITIAL DUE DILIGENCE" has the meaning ascribed to it in section "6.1" hereinbelow;


         (ak) "INTELLECTUAL PROPERTY" means, with respect to the Company, all right and interest to all patents, patents pending, inventions, know-how, any operating or identifying name or registered or unregistered trademarks and tradenames, all computer programs, licensed end-user software, source codes, products and applications (and related documentation and materials) and other works of authorship (including notes, reports, other documents and materials, magnetic, electronic, sound or video recordings and any other work in which copyright or similar right may subsist) and all copyrights (registered or unregistered) therein, industrial designs (registered or unregistered), franchises, licenses, authorities, restrictive covenants or other industrial or intellectual property used in or pertaining to the Company and including, without limitation, the items described in Schedule "F" which is attached hereto and which forms a material part hereof, and all lists of customers, documents, records, correspondence and other information pertaining to the Company;


         (al) "LOAN" has the meaning ascribed to it in section "5.1" hereinbelow;


         (am) "LOAN AGREEMENT" has the meaning ascribed to it in section "5.1" hereinbelow; a copy of said form of proposed Loan Agreement being attached hereto as Schedule "N" and forming a material part hereof;


         (an) "OPERATOR" has the meaning ascribed to it in section "3.3" hereinbelow and means, initially, Petrogen Ltd., together with that person, company or companies acting as such pursuant to the terms and conditions of this Agreement and any Drilling and Operating Agreement;


         (ao) "OPTIONS" has the meaning ascribed to it in section "4.1" hereinbelow;


         (ap)     "OTCBB"  means  the  NASD  Over-the-Counter   Bulletin  Board,
                  together with its respective successors and permitted assigns as the context so requires;


         (aq) "OUTSTANDING INDEBTEDNESS" has the meaning ascribed to it in section "5.5" hereinbelow;


         (ar) "PARTIES" or "PARTY" means, respectively, the Vendors, the Company and the Purchaser hereto, as the case may be, together with their respective successors and permitted assigns as the context so requires;


         (as) "PERSON" or "PERSONS" means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;


         (at) "PETROGEN LTD." means Petrogen International Ltd., a company incorporated under the laws of the State of Colorado, U.S.A., and a company being an affiliate of the Company, or any successor company, however formed, whether as a result of merger, amalgamation or other action;


         (au) "POOLING AGREEMENT" has the meaning ascribed to it in section "2.5" hereinbelow; a copy of said form of proposed Pooling Agreement being attached hereto as Schedule "C" and forming a material part hereof;


         (av) "POWER OF ATTORNEY" has the meaning ascribed to it in section "12.3" hereinbelow;


         (aw) "PRINCIPAL SUM" has the meaning ascribed to it in section "5.1" hereinbelow;


         (ax) "PRIVATE PLACEMENT" has the meaning ascribed to it in section "4.1" hereinbelow;


         (ay) "PURCHASED SHARE" has the meaning ascribed to it in recital "C." hereinabove; the particulars of the registered and beneficial ownership of such Purchased Shares being set forth in Schedule "B" which is attached hereto;


         (az) "PURCHASE PRICE" has the meaning ascribed to it in section "2.2" hereinbelow;


         (ba)     "PURCHASER"   means   Hadro   Resources,   Inc.,   a   company
                  incorporated pursuant to the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;


         (bb) "PURCHASER'S FINANCIAL STATEMENTS" has the meaning ascribed to it in section "4.1" hereinbelow; a copy of which Purchaser's Financial Statements being set forth in Schedule "K" which is attached hereto and which forms a material part hereof;


         (bc) "PURCHASER'S OPTIONS" has the meaning ascribed to it in section "3.3" hereinbelow;


         (bd) "PURCHASER'S WARRANTS" has the meaning ascribed to it in section "3.3" hereinbelow;

         (be) "RATIFICATION" has the meaning ascribed to it in section "6.1" hereinbelow;


         (bf) "REDEMPTION AMOUNT" has the meaning ascribed to it in section "5.4" hereinbelow;


         (bg) "REDEMPTION DATE" has the meaning ascribed to it in section "5.4" hereinbelow;


         (bh) "REDEMPTION NOTICE" has the meaning ascribed to it in section "5.4" hereinbelow;


         (bi) "REGISTRATION STATEMENT", "REGULATION D", "REGULATION S", "RULE 144", "RULE 501", "RULE 506", "U.S. PERSON" and "FORM S-8" have the meanings ascribed to them in the Securities Act;


         (bj) "REGULATION S CERTIFICATE" and "ACCREDITED INVESTOR CERTIFICATE" have the meanings ascribed to them in section "4.1" hereinbelow; the proposed forms of which being attached hereto as Schedule "Q" and forming a material part hereof;


         (bk) "REGULATORY APPROVAL" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;


         (bl) "REGULATORY AUTHORITY" and "REGULATORY AUTHORITIES" means, either singularly or collectively as the context so requires, the OTCBB, the DAX and/or such other regulatory agencies who have or who may have jurisdiction over the affairs of the Company, the Purchaser and/or the Vendors herein and including, without limitation, and where applicable, all applicable securities commissions and again including, without limitation, the Commission, and all other regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;


         (bm) "RESIDUAL INTEREST" has the meaning ascribed to it in section "3.3" hereinbelow; the exact particulars of which being detailed in the form of proposed Operator's Agreement being set forth in Schedule "P" which is attached hereto;

         (bn) "REVERSE TAKEOVER" means that transaction or series of transactions pursuant to which the Purchaser will acquire all of the Purchased Shares of the Company from the Vendors in exchange for the issuance from treasury by the Purchaser of the Shares and all matters necessarily ancillary thereto;


         (bo) "RIGHT OF ELECTION" has the meaning ascribed to it in section "5.5" hereinbelow;


         (bp) "SECURITIES" has the meaning ascribed to it in section "3.3" hereinbelow; the particulars of which outstanding Securities being set forth in Schedule "B" which is attached hereto;


         (bq) "SECURITIES ACT" means the United States SECURITIES ACT OF 1933, as amended, and all the RULES and REGULATIONS promulgated under the United States SECURITIES ACT OF 1933; and "1934 ACT" means the United States SECURITIES EXCHANGE ACT OF 1934, as amended, and all the RULES and REGULATIONS promulgated under the United States SECURITIES EXCHANGE ACT OF 1934;


         (br) "SECURITY" has the meaning ascribed to it in section "5.1" hereinbelow;


         (bs) "SHARE" has the meaning ascribed to it in section "2.2" hereinbelow;


         (bt) "SUBJECT REMOVAL DATE" has the meaning ascribed to it in section "6.1" hereinbelow;


         (bu) "SUBSIDIARY" means any company or companies of which more than fifty percent (50%) of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such company or companies) are for the time being owned by or held for a company and/or any other company in like relation to the company, and includes any company in like relation to the subsidiary;


         (bv) "TRANSFER AGENT" means the Purchaser's existing registrar and transfer agent for its common shares, Global Securities Transfer Inc., of Suite 141, 191 University Boulevard, Denver, Colorado, U.S.A., 80206, a company incorporated pursuant to the laws of the State of Colorado, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

         (bw) "TRANSFER DOCUMENTS" has the meaning ascribed to it in section "8.2" hereinbelow; and


         (bx) "VENDOR" and "VENDORS" means individually and collectively, as the context so requires, each and every shareholder of the Company who has executed this Agreement as a Party hereto.


1.2 SCHEDULES. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Agreement and which form a material part hereof:


              SCHEDULE                                 DESCRIPTION


          Schedule "A"                          Agreement In Principle;
          Schedule "B":              Purchased Shares, Vendors and Securities;
          Schedule "C":                            Pooling Agreement;
          Schedule "D":                     Company's Financial Statements;
          Schedule "E":                           Company's Property;
          Schedule "F":                     Company's Intellectual Property;
          Schedule "G":                             Company's Lease;
          Schedule "H":                 Company's Contracts of Employment;
          Schedule "I":                       Company's Material Contracts;
          Schedule "J":                 Company's List of Bank Accounts etc.;
          Schedule "K":                    Purchaser's Financial Statements;
          Schedule "L":                       Purchaser's Material Contracts;
          Schedule "M":                 Purchaser's List of Bank Accounts etc.;
          Schedule "N":                              Loan Agreement;
          Schedule "O":                     Consulting Services Agreement;
          Schedule "P":                Drilling and Operating Agreement; and
          Schedule "Q":                            Vendor Certificates.


1.3 INTERPRETATION. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,:


         (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;


         (b) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

         (c) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and VICE VERSA.


                                    ARTICLE 2
                    PURCHASE AND SALE OF THE PURCHASED SHARES


2.1 PURCHASE AND SALE. Subject to the terms and conditions hereof and based upon the representations, warranties and covenants contained in Articles "3", "4" and "5" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "7" hereinbelow, the Vendors hereby agree to assign, sell and transfer at the Closing Date (as hereinafter determined) all of their respective rights, entitlement and interest in and to all of the Purchased Shares to the Purchaser and the Purchaser hereby agrees to purchase all of the Purchased Shares from the Vendors on the terms and subject to the conditions contained in this Agreement.


2.2 PURCHASE PRICE. The total purchase price (collectively, the "PURCHASE PRICE") for all of the Purchased Shares will be satisfied by way of the issuance and delivery by the Purchaser to the Vendors, in accordance with section "2.3" hereinbelow, of an aggregate of 7,000,000 restricted and consolidated (assuming the prior completion by the Purchaser of one new for 20 old share capital consolidation (the "CONSOLIDATION")) common shares in the capital of the Purchaser (each a "SHARE") within five business days of the Closing (as hereinafter determined) of this Agreement.


2.3 PRO-RATA ENTITLEMENT. The Purchaser will issue the Shares to the Vendors pro rata in accordance with the each Vendor's respective Purchased Share shareholding in and to the Company and outstanding as at the Closing Date and as set forth in Schedule "B" which is attached hereto; with all fractions greater than or equal to one-half being rounded up and all fractions less than one-half being rounded down.


2.4 RESALE RESTRICTIONS AND LEGENDING OF SHARE CERTIFICATES. The Vendors hereby initially acknowledge and agree that the Purchaser makes no representations as to any resale or other restriction affecting the Shares and that it is presently contemplated that the Shares will be issued by the Purchaser to each of the Vendors in reliance upon the registration and prospectus exemptions contained in certain sections of the United States
SECURITIES ACT of 1933 (the "SECURITIES ACT") or "REGULATION S" promulgated under the Securities Act which will impose a trading restriction in the United States on the Shares for a period of at least 12 months from the Closing Date (as hereinafter determined). In addition, the Vendors hereby also acknowledge and agree that the within obligation of the Purchaser to issue the Shares pursuant to sections "2.2" and "2.3" hereinabove will be subject to the Purchaser being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws, in respect of each particular Vendor and related Purchased Share and Share, and the Purchaser shall be relieved of any obligation whatsoever to purchase any Purchased Share of any Vendor and to issue Shares in respect of any such Vendor where the Purchaser reasonably determines that a suitable exemption is not available to it.

         The Vendors hereby also acknowledge and understand that neither the sale of the Shares which the Vendors are acquiring nor any of the Shares themselves have been registered under the Securities Act or any state securities laws, and, furthermore, that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Vendors also acknowledge and understand that the certificates representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:


         "The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to registration under the Act or pursuant to an available exemption from registration. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act.".


                                       or


         "The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the company being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions.";


and the Vendors hereby consent to the Company making a notation on its records or giving instructions to any Transfer Agent (as hereinafter determined) of the Shares in order to implement the restrictions on transfer set forth and described hereinabove.


                  The Vendors also acknowledge and understand that:


         (a) the Shares are restricted securities within the meaning of "RULE 144" promulgated under the Securities Act;


         (b) the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of issuance of the Shares to the Vendors, and even then will not be available unless (i) a public trading market then exists for the common stock of the Company, (ii) adequate information concerning the Company is then available to the public and
                  (iii) other terms and conditions of Rule 144 are complied with; and


         (c) any sale of the Shares may be made by the Vendors only in limited amounts in accordance with such terms and conditions.


         The Vendors finally acknowledge and understand that, without in anyway limiting the acknowledgements and understandings as set forth hereinabove, the Vendors agrees that the Vendors shall in no event make any disposition of all or any portion of the Shares which the Vendors are acquiring hereunder unless and until:


         (a) there is then in effect a "REGISTRATION STATEMENT" under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or


         (b) (i) the Vendors shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the Vendors shall have furnished the Company with an opinion of the Vendors' own counsel to the effect that such disposition will not require registration of any such Shares under the Securities Act and (iii) such opinion of the Vendors' counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Vendors of such concurrence.


2.5 POOLING REQUIREMENTS. The Vendors hereby also acknowledge and agree that all Shares, when issued, will have a statutory hold period of at least 12 months from the Closing Date (as hereinafter determined) in accordance with the Securities Act and all applicable securities laws. In addition, the Vendors also acknowledge and agree that all of the Shares will be subject to release to the Vendors in accordance with the terms and conditions of a certain "POOLING AGREEMENT" which will be entered into at or subsequent to the Closing Date among each of Vendors, the Purchaser and the Transfer Agent, acting as trustee under the Pooling Agreement; a copy of form of which proposed Pooling Agreement being attached hereto as Schedule "C" and forming a material part hereof. In this regard the Vendors acknowledge and understand that the purpose of such Pooling Agreement is to keep an orderly market and aid the Purchaser in providing a stable market and price for the Purchaser's trading shares.


2.6 OTHER SECURITIES. If and to the extent that any Vendor has any absolute, contingent, optional, pre-emptive or other right to acquire any securities in the capital of the Company, it is hereby acknowledged and agreed by any such Vendor that such Vendor shall be conclusively deemed, as and from the Closing, to have transferred the same to the Purchaser to the fullest extent permitted by law, and to otherwise hold the same in trust for and at the discretion of the Purchaser.

2.7 STANDSTILL PROVISIONS. In consideration of the Parties' within agreement to purchase and sell the Purchased Shares and to enter into the terms and conditions of this Agreement, each of the Parties hereby undertake for themselves, and for each of their respective agents and advisors, that they will not until the earlier of the Closing Date (as hereinafter determined) or the termination of this Agreement approach or consider any other potential purchasers, or make, invite, entertain or accept any offer or proposal for the proposed sale of any interest in and to any of the Purchased Shares or the assets or the respective business interests of the Company or the Purchaser, as the case may, or, for that matter, disclose any of the terms of this Agreement, without the Parties' prior written consent. In this regard each of the Parties hereby acknowledges that the foregoing restrictions are important to the respective businesses of the Parties and that a breach by either of the Parties of any of the covenants herein contained would result in irreparable harm and significant damage to each affected Party that would not be adequately compensated for by monetary award. Accordingly, the Parties hereby agree that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties hereby also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, they agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances.


                                    ARTICLE 3
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                     BY EACH OF THE VENDORS AND THE COMPANY


3.1      GENERAL  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  BY  EACH  OF THE
VENDORS AND THE COMPANY. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors and the Company hereby represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry:


         (a) if a corporation, it is duly incorporated under the laws of its respective jurisdiction of incorporation and is validly existing and in good standing with respect to all statutory filings required by the applicable corporate laws;


         (b) it is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement and it has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

         (c) it has the requisite power, authority and capacity to own and use all of its respective business assets and to carry on its respective business as presently conducted by it and to fulfill its respective obligations under this Agreement;


         (d) the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, on its respective part;


         (e) there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;


         (f) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;


         (g) no proceedings are pending for, and it is unaware of, any basis for the institution of any proceedings leading to its respective dissolution or winding up, or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;


         (h) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:


                  (i) if a corporation, conflict with or result in a breach of or violate any of the terms, conditions or provisions of its respective constating documents;


                  (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which it is subject, or constitute or result in a default under any agreement, contract or commitment to which it is a party;


                  (iii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which it is a party;

                  (iv) give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to it which is necessary or desirable in connection with the conduct and operations of its respective business and the ownership or leasing of its respective business assets; or


                  (v) constitute a default by it, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of it which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument; and


         (i) neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of any of the Vendors or the Company in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Purchaser to enter into this Agreement.


3.2 REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE VENDORS RESPECTING THE PURCHASED SHARES AND THE SHARES. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors hereby also represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors, after having made due inquiry:


         (a) save and except as set forth in Schedule "B" which is attached hereto, the Vendors have good and marketable title to and are the legal and beneficial owner of all of the Purchased Shares, and the Purchased Shares are fully paid and non-assessable and are free and clear of liens, charges, encumbrances, pledges, mortgages, hypothecations and adverse claims of any and all nature whatsoever and including, without limitation, options, pre-emptive rights and other rights of acquisition in favour of any person, whether conditional or absolute;


         (b) the Vendors have the power and capacity to own and dispose of the Purchased Shares, and the Purchased Shares are not subject to any voting or similar arrangement;

         (c) there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of any of the Vendors or the Company), pending or threatened, which may affect, without limitation, the rights of any Vendor to transfer any of the Purchased Shares to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting the Purchased Shares. In addition, the Vendors are not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;


         (d) save and except as set forth in Schedule "B" which is attached hereto, no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Purchased Shares;


         (e) the Vendors acknowledge that the Shares will be issued, and reserved for issuance where applicable, under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Securities Act and all applicable securities laws, and that, as a result, the Vendors may be restricted from using most of the remedies that would otherwise be available to the Vendors, the Vendors will not receive information that would otherwise be required to be provided to the Vendors and the Purchaser is relieved from certain obligations that would otherwise apply to the Purchaser, in either case, under applicable securities legislation;


         (f) the Vendors realize that the sale of the Purchased Shares in exchange for the Shares will be a highly speculative investment and that the each Vendor is able, without impairing that Vendor's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the Vendor's investment. The Vendors have such knowledge and experience in financial and business matters that the Vendors are capable of evaluating the merits and risks of the prospective investment;


         (g) the Vendors have not received, nor have any of the Vendors requested or do any of the Vendors require to receive, any offering memorandum or a similar document describing the business and affairs of the Purchaser in order to assist the Vendors in entering into this Agreement and in consummating the transactions contemplated herein;

         (h) if the Vendor is a "U.S. PERSON", as that term is defined in Regulation S, then the Vendor certifies that:


                  (i) the Vendor qualifies as an "accredited investor" as that term is defined under Rule 501 of Regulation D promulgated under the Securities Act, as amended;


                  (ii) the Vendor is receiving the Shares solely for the Vendor's own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act;


                  (iii) the entire legal and beneficial interest in the Shares the Vendor is receiving is being acquired for, and will be held for the account of, the Vendor only and neither in whole nor in part for any other person;


                  (iv) the Vendor understands that: (A) neither the sale of the Shares which the Vendor is receiving nor the Shares themselves have been registered under the Securities Act or any state securities laws, and the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and (B) the share certificate representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer:


                           "The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the company being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions."; and
                  and each such U.S. Person Vendor will complete and provide the Purchaser and the Company with an executed copy of the attached form of "Accredited Investor Certificate"; which is attached hereto with Schedule "Q" and which forms a material hereof; contemporaneously with such Vendor's execution of this Agreement;


         (i) if the Vendor is not a U.S. Person,as defined in Regulation S, then the Vendor certifies that:


                  (i) the Vendor is not a U.S. Person (as defined in Rule 902 of Regulation S under the Securities Act, which definition includes, but is not limited to, any natural person resident in the United States, any corporation or partnership incorporated or organized under the laws of the United States or any estate or trust of which any executor, administrator or trustee is a U.S. Person);


                  (ii) the Vendor is not acquiring any of the Shares for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction set out in the name and address of the Vendor as stated in Schedule "B" which is attached hereto;


                  (iii) the Vendor was not offered any Shares in the United States and was outside the United States at the time of execution and delivery of this Agreement by the Vendor;


                  (iv)     the Vendor  understands that the Shares have not been
                           registered   under   the   Securities   Act  and  any
                           applicable securities laws;


                  (v) the Vendor agrees to resell the Shares only in accordance with the provisions of Regulation S, pursuant to a registration under the Securities Act, or pursuant to an available exemption from such registration, and that hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act; and


                  (vi)     the   Vendor   understands   that   any   certificate
                           representing the Shares will bear a legend setting forth the foregoing restrictions; and


                  and each such non-U.S. Person Vendor will complete and provide the Purchaser and the Company with an executed copy of the attached form of "Regulation S Certificate"; which is also attached hereto with Schedule "Q" and which forms a material hereof; contemporaneously with such Vendor's execution of this Agreement; and


         (j) the Vendors are not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.


3.3 REPRESENTATIONS, WARRANTIES AND COVENANTS BY EACH OF THE VENDORS AND THE COMPANY RESPECTING THE COMPANY AND THE COMPANY'S PROPERTY. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors and the Company hereby also represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry:


         (a) the Company owns and possesses and has good and marketable title to and possession of all of the Company's Business interests and the Company's Assets free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever; save and except for those actual or threatened liens, charges, encumbrances, demands, limitations and restrictions which are listed in Schedule "D" which is attached hereto and which forms a material part hereof;


         (b) the Company's Business interests at the Closing Date (as hereinafter determined) will be comprised of a one hundred percent (100%) registered and beneficial working interest in and to all of the Company's Assets and the Company's Property at that time which, subject to the following, shall be free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, with the Company's affiliated company, Petrogen International Ltd. ("PETROGEN LTD."), retaining, at all times, a ten percent (10%) carried interest in and to such Company's Property comprising the Company's Business at the Closing Date together with the right, as operator (the "OPERATOR") in respect of each of the Company's Property interests, to charge an administrative fee of ten percent (10%) for all Exploration and Development Expenditures incurred in connection therewith (collectively, the "RESIDUAL INTEREST"); the exact details of which Residual Interest and the Operator's responsibilities in maintaining the Company's Property interests being set forth in the terms and conditions of a certain "DRILLING AND OPERATING AGREEMENT" which will be entered at or subsequent to the Closing Date between the Purchaser and Petrogen Ltd.; a copy of form of which proposed Drilling and Operating Agreement being attached hereto as Schedule "P" and forming a material part hereof;

         (c) as at the Closing Date (as hereinafter determined) the Company will be the registered and/or beneficial owner of an undivided one hundred percent (100%) interest in and to the Company's Property interests free and clear of all liens, charges and claims of others, and the Company and the Operator have and will have free and unimpeded right of access to the Company's Property and have and will have use of the Company's Property's surface for the herein purposes;


         (d) as at the Closing Date (as hereinafter determined) the Company will hold the right to explore and develop the Company's Property interests;


         (e) the mineral interests comprising the Company's Property have been duly and validly located and recorded in a good and minerlike manner pursuant to the laws of the jurisdiction(s) in which the Company's Property interests exist;


         (f)      there is no  adverse  claim  or  challenge  against  or to the ownership of or title to any of the mineral interests comprising the Company's Property interests or which may impede their development, nor to the best of the knowledge, information and belief of the Company, after having made due inquiry, is there any basis for any potential claim or challenge, save and except for any and all potential national land claims which may exist from time to time in connection with the Company's Property interests, and there are no outstanding agreements or options to acquire or purchase the Company's Property interests or any portion thereof and, to the best of the knowledge, information and belief of the Company, after having made due inquiry, no persons have any royalty, net profits or other interests whatsoever in production from any of the Company's Property interests save and except for the Residual Interest to Petrogen Ltd. as contemplated herein;


         (g) the Company holds all licenses and permits required for the conduct in the ordinary course of the operations of the Company's Business and for the uses to which the Company's Assets have been put and are in good standing, and such conduct and uses are in compliance with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Company and to the Company's Business and the Company's Assets, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;

         (h) the presently authorized and issued share capital of the Company is as described in Schedule "B" which is attached hereto and which forms a material part hereof, and there are, other than the present incentive stock options, convertible equity instruments and share purchase warrants to acquire certain common shares in and to the Company (collectively, the "SECURITIES") which are listed in Schedule "B", at present no other shares in the capital of the Company issued or allotted or agreed to be issued or allotted to any person. In addition, at Closing the issued share capital of the Company, together with the names and the number, class and kind of shares of the Company held by the Vendors, will be as set out in Schedule "B";


         (i) the Purchased Shares are validly issued and outstanding and fully paid and non-assessable in the capital of the Company and, save and except as set forth in Schedule "B" which is attached hereto, the Purchased Shares are free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;


         (j) save and except as set forth in Schedule "B" which is attached hereto, no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Purchased Shares or any unissued shares in the capital of the Company, and at Closing (as hereinafter determined) it is presently contemplated that each of the presently issued and outstanding incentive stock option Securities (collectively, the "COMPANY'S OPTIONS") and share purchase warrant Securities (collectively, the "COMPANY'S WARRANTS") outstanding in and to the Company will be exchanged, on the same exercise terms and conditions, for an equal number of incentive stock options (collectively, the "PURCHASER'S OPTIONS") and share purchase warrants (collectively, the "PURCHASER'S WARRANTS") in and to the resulting Purchaser on a post-Consolidation basis in consideration, in part, of the ongoing involvement of the existing Company's Optionholders and Warrantholders in and to the resulting Purchaser company and in exchange for the agreed upon cancellation by said Company's Optionholders and Warrantholders of all of the then issued and outstanding
                  Company's Options and Company's Warrants as a consequence thereof;


         (k) there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of any of the Vendors or the Company), pending or threatened, which may affect, without limitation, the rights of any of the Vendors to transfer the Purchased Shares to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting any of the Purchased Shares. In addition, the Vendors and the Company are not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;


         (l) from October 11, 2002 (that being the reference date of the Agreement In Principle) to and up to and including the Closing Date (as hereinafter determined) the Company has not committed to making and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to:


                  (i)      redeem or acquire any shares in its share capital;


                  (ii)     declare or pay any dividend;


                  (iii) make any reduction in or otherwise make any payment on account of its paid-up capital; or

                  (iv)     effect    any    subdivision ,    consolidation    or
                           reclassification of its share capital;


         (m) save and except for the proposed Residual Interest to Petrogen Ltd. as contemplated herein, from October 11, 2002 to and up to and including the Closing Date (as hereinafter determined) the Company has not committed to making and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to:


                  (i) acquire or have the use of any property from a person, corporation or entity with whom it was not dealing with at arm's length; or


                  (ii) dispose of anything to a person, corporation or entity with whom it was not dealing with at arm's length for proceeds less than the fair market value thereof;


         (n) from October 11, 2002 to and up to and including the Closing Date (as hereinafter determined) the Company has not committed to making and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to provide any person, firm or corporation with any agreement, option or right, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, option or right:

                  (i) other than as set forth in Schedule "B" which is attached hereto, to require it to issue any further or other shares in its share capital, or any other security convertible or exchangeable into shares in its share capital, or to convert or exchange any securities into or for shares in its share capital;


                  (ii) for the issue and allotment of any of the authorized but unissued shares in its share capital;


                  (iii) to require it to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its share capital; or


                  (iv) to purchase or otherwise acquire any shares in its share capital;


         (o) save and except for those matters which are listed in Schedule "D" which is attached hereto and in particular, however, without limitation, except for liabilities which are disclosed, reflected or adequately provided for in the Company's financial statements (collectively, the "COMPANY'S FINANCIAL STATEMENTS") under generally accepted accounting principles; a copy of which Company's Financial Statements being attached hereto as Schedule "D" and forming a material part hereof; there are no other material liabilities, contingent or otherwise, existing on the Execution Date hereof in respect of which the Company may be liable on or after the completion of the transactions contemplated by this Agreement other than:


                  (i)      liabilities   disclosed   or   referred  to  in  this
                           Agreement; and


                  (ii) liabilities incurred in the ordinary course of business, none of which are materially adverse to the Company's Business, operations, affairs or financial conditions of the Company;


         (p) no dividend or other distribution by the Company has been made, declared or authorized since its incorporation, and from October 11, 2002 to and up to and including the Closing Date (as hereinafter determined) the Company has not committed to making and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to confer upon, or pay to or to the benefit of, any entity, any benefit having monetary value, any bonus or any salary increases except in the normal course of its business;


         (q) save and except as set forth in Schedule "D" which is attached hereto, there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Company, after having made due inquiry, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;


         (r) the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;


         (s) the Company is not a party to any collective agreement with any labour union or other association of employees, and there is no pending application for certification of any of the Company's employees as a collective bargaining unit. In addition, and to the best of the knowledge, information and belief of the Company, after having made due inquiry, the Company is not presently a party to any complaint, grievance, arbitration or other labour matter referred to any board or labour authority;


         (t) there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company or any of its directors, officers or employees;


         (u) the Company has not experienced, nor are the Vendors and the Company aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on the Company's Business, the Company's Assets or on the results of the Company's operations;


         (v) the Company holds or have applied for all permits, licenses, consents and authorities issuable by any federal, state, regional or municipal government or agency thereof which are necessary or desirable in connection with its operations;


         (w) from October 11, 2002 to and up to and including the Closing Date (as hereinafter determined) there has been prepared and will be prepared and filed on a timely basis all federal and state income tax returns, elections and designations, and all other governmental returns, notices and reports of which the Company has, or ought reasonably to have had, knowledge required to be or reasonably capable of being filed up to and including the Closing Date, with respect to the operations of the Company, and no such returns, elections, designations, notices or reports contain or will contain any material misstatement or omit any material statement that should have been included, and each such return, election, designation, notice or report, including accompanying schedules and statements, is and will be true, correct and complete in all material respects;

         (x) the Company has been assessed for all federal, state and municipal income tax for all years to and including its most recent taxation year, and from October 11, 2002 to and up to and including the Closing Date (as hereinafter determined) the Company will have paid in full or accrued in accounts all amounts (including, but not limited to, sales, use and consumption taxes and taxes measured on income and all installments of taxes) due and payable to all federal, state and municipal taxation authorities up to and including the Closing Date;


         (y) save and except as set forth in Schedule "D" which is attached hereto, there is not now, and there will not be by the Closing Date (as hereinafter determined), any proceeding, claim or, to the best of the knowledge, information and belief of the Vendors and the Company, after having made due inquiry, any investigation by any federal, state or municipal taxation authority, or any matters under discussion or dispute with such taxation authorities, in respect of taxes, governmental charges, assessments or reassessments in connection with the Company, and the Vendors and the Company are not aware of any contingent tax liabilities or any grounds that could result in an assessment, reassessment, charge or potentially adverse determination by any federal, state or municipal taxation authority as against the Company;


         (z) the Company is not, nor until or at the Closing Date (as hereinafter determined) will it be, in breach of any provision or condition of, nor has it done or omitted to do anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any Court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that, in the aggregate, has a material adverse affect on it;


         (aa) adequate provision has been made and will be made for taxes payable by the Company for the current period for which a tax return is not yet required to be filed and, to the best of the knowledge, information and belief of the Vendors and the Company, after having made due inquiry, there are no contingent tax liabilities of the Company or any grounds which would prompt a re-assessment of the Company and including, without limitation, the aggressive treatment of income and expenses in the filing of earlier tax returns by the Company;


         (ab) all amounts required to be withheld for taxes by the Company from payments made to any present or former shareholder, officer, director, non-resident creditor, employee, associate or consultant has been withheld and paid on a timely basis to the property governmental body pursuant to applicable legislation;


         (ac) the Company has not filed with the Minister of National Revenue any agreement or form pursuant to subsection "125(3)" of the Income Tax Act for its current taxation year and the Company has never carried on business as a member of a partnership;


         (ad)     Schedule  "E"  which is  attached  hereto  and  which  forms a
                  material  part  hereof   contains  an  accurate  and  complete
                  description of all of the Company's Property interests;


         (ae)     Schedule  "F"  which is  attached  hereto  and  which  forms a material part hereof contains an accurate and complete description of all of the Company's Intellectual Property, and the Intellectual Property does not infringe the rights of any other person;


         (af) the Company does not have and does not use any service mark, tradename or trademark except as disclosed as part of the Company's Intellectual Property;


         (ag) the Company has good and marketable title to all of its Company's Property interests, Intellectual Property, Company's Business, Company's Assets, properties, interests in properties, real and personal, including those reflected in the Company's Financial Statements or which have been acquired since the date of the latest Company's Financial Statements (except for those which have been transferred, sold or otherwise disposed of in the ordinary or normal course of business), free and clear of all encumbrances, and none of the Company's properties or the Company's Assets is in the possession of or under the control of any other person;


         (ah) the Company has no equipment, other than the personal property or fixtures in the possession or custody of the Company which, as of the date hereof, is leased or is held under license or similar arrangement;


         (ai) except for the real property leases and the contracts of employment which are set forth in Schedules "G" and "H", respectively, which are attached hereto and which form a material part hereof, the Company is not party to or bound by any other material contract, whether oral or written, other than the contracts and agreements as set forth in Schedule "I" which is attached hereto and which forms a material part hereof;


         (aj) as to the contracts listed in Schedule "I" which is attached hereto:

                  (i) each such contract is in full force and effect and unamended;


                  (ii) no material default exists in respect thereof on the part of either the Company or any other party thereto;


                  (iii) each such contract does not involve a Vendor or any non-arm's length party except where described; and


                  (iv) none of the Vendors is aware of any intention on the part of any other party thereto to terminate or materially alter any such contract;


         (ak) the Company has no consulting or employment agreements, whether written or otherwise, except for those which are set forth in Schedule "I" which is attached hereto;


         (al) Schedule "J" which is attached hereto and which forms a material part hereof is a true and complete list showing the name of each bank, trust company or similar institution in which the Company has accounts or safety deposit boxes, the identification numbers of each such account or safe deposit box, the names of all persons authorized to draw therefrom or to have access thereto and the number of signatories required on each account. In addition, Schedule "J" also includes a list of all non-bank account numbers, codes and business numbers used by the Company for the purposes of remitting tax, dues, assessments and other fees;


         (am) the Company maintains, and has maintained, insurance in force against loss on the Company's Assets, against such risks, in such amounts and to such limits, as is in accordance with prudent business practices prevailing in its line of business and having regard to the location, age and character of its properties and the Company's Assets, and has complied fully with all requirements of such insurance, including the prompt giving of any notice of any claim or possible claim thereunder, and all such insurance has been and is with insurers which the Company believes to be responsible;


         (an) the Company utilizes no product warranties, guarantees or product return policies;


         (ao) the most recently completed and consolidated management-prepared Company's Financial Statements as at September 30, 2002 are true and correct in every respect and present fairly the financial position of the Company as at its most recently completed financial period and the results of its operations for the period then ended in accordance with generally accepted accounting principles on a basis consistently applied; a copy of said Company's Financial Statements being attached hereto as Schedule "D";


         (ap) the Company's Financial Statements and the books and records of the Company are true and correct in every material respect, were prepared in accordance with generally accepted accounting principles and fairly reflect the Company's Business, property, the Company's Assets and the financial position of the Company as at the date of the Company's Financial Statements and any such books and records and the results of the operations for the period then ended, and there have been no adverse changes in the Company's Business or affairs of the Company since the date of the Company's Financial Statements and any such books and records;


         (aq)     since September 30, 2002:


                  (i) there has not been any material adverse change in the financial position or condition of the Company or any damage, loss or other change in circumstances materially affecting the Company's Business or properties or the Company's right or capacity to carry on business;


                  (ii) the Company has not waived or surrendered any right of material value;


                  (iii) the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and


                  (iv) the Company's Business has been carried on in the ordinary course;


         (ar) save and except for those matters which are listed in Schedule "D" which is attached hereto, there are no liabilities, contingent or otherwise, of the Company not disclosed or reflected in the Company's Financial Statements, except those incurred in the ordinary course of business of the Company since September 30, 2002;


         (as) save and except for any outstanding advances, salaries, wages and/or employment-related expenses which are set forth in the Company's Financial Statements, the Company is not indebted to any Vendor or to any affiliate or associate of the Company or of any Vendor;

         (at)     save  and  except  as set  forth  in the  Company's  Financial
                  Statements, no payments of any kind have been made or authorized by or on behalf of the Company to or on behalf of any of the Vendors or to or on behalf of any directors, officers, shareholders or employees of the Company or under any management agreements with the Company other than in the ordinary course of business;


         (au) except as otherwise provided for herein, the Vendors and the Company have not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;


         (av) save and except for those matters which are listed in Schedule "H" which is attached hereto, the Company does not have any contracts, agreements, undertakings or arrangements, whether oral, written or implied, with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, directors, officers, lawyers or others which cannot be terminated, without penalty, on no more than 12 month's notice;


         (aw) save and except as set forth in the Company's Financial Statements, neither the Vendors, nor any directors, officers or employees of the Company, are now indebted or under obligation to the Company on any account whatsoever other than in the ordinary course of business;


         (ax) all material transactions of the Company and including, without limitation, all directors' and shareholders' resolutions, have been promptly and properly recorded or filed in or with its books and records;


         (ay) the Vendors and the Company have the full authority and capacity required to enter into this Agreement and to perform their respective obligations hereunder;


         (az) the present directors and officers of the Company are as follows:


               NAME                   POSITION


        Sacha H. Spindler  President, Chief Executive Officer and a director;and
        Leo W. Kerrigan    Secretary, Chief Financial Officer and a director;

         (ba) prior to the Subject Removal Date (as hereinafter determined) the Company will have obtained all authorizations and approvals or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities, if applicable, from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Company which will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Company may be subject;


         (bb) the Company has not committed to making and until the Closing Date (as hereinafter determined) will not make or commit itself, without the written consent of the Purchaser, to:


                  (i) guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation;


                  (ii)     other   than   the   payment   of   ordinary   course
                           obligations, make any single operating or capital expenditures in excess of U.S. $50,000.00; or


                  (iii)    waive or surrender any right of material value;


         (bc) until the Closing Date (as hereinafter determined) the Company will:


                  (i)      maintain  its  Company's  Business  and  assets  in a
                           manner   consistent   with  and  in  compliance  with
                           applicable law; and


                  (ii) not enter into any material transaction or assume or incur any material liability outside the normal course of its business;


         (bd) save and except for the proposed Residual Interest to Petrogen Ltd. as contemplated herein, the Company has not committed to making and until the Closing Date (as hereinafter determined) will not make or commit itself, without the written consent of the Purchaser, to:

                  (i) declare or pay any dividend, or make any distribution of its properties or assets to its shareholders, or purchase or retire any of its shares;


                  (ii) sell all or any part of its Company's Business or assets or agree to do or perform any act or enter into any transaction or negotiation which could reasonably be expected to interfere with this Agreement or which would render inaccurate any of the representations, warranties and covenants set forth in this Agreement; or


                  (iii)    merge,  amalgamate  or  consolidate  into or with any
                           entity,   or   enter   into   any   other   corporate
                           reorganization;


                  provided, however, that the provisions hereof shall not preclude the Company, pending the Closing (as hereinafter determined) or the termination of this Agreement, whichever shall first occur, from carrying on its business in the normal course thereof;


         (be) the Company will, for a period of at least five business days prior to the Closing Date (as hereinafter determined), during normal business hours:


                  (i) make available for inspection by the solicitors, auditors and representatives of the Purchaser, at such location as is appropriate, all of the Company's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Purchaser; provided such persons do not unduly interfere in the operations of the Company;


                  (ii) authorize and permit such persons at the risk and the sole cost of the Purchaser, and only if such persons do not unduly interfere in the operations of the Company, to attend at all of its respective places of business and operations to observe the conduct of its business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries; and


                  (iii) require the Company's management personnel to respond to all reasonable inquiries concerning the Company's Business and assets or the conduct of its business relating to its liabilities and obligations;

         (bf) the Vendors and the Company will give to the Purchaser, within at least five business days prior to the Closing Date (as hereinafter determined), by written notice, particulars of:


                  (i) each occurrence within the Vendors' and the Company's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Vendors' or the Company's respective representations or warranties contained herein; and


                  (ii) each occurrence or omission within the Vendors' and the Company's knowledge after the Execution Date that constitutes a breach of any of the Vendors' or the Company's respective covenants contained in this Agreement;


         (bg) each of the attached Schedules contains all material information for each particular Schedule listed therein and there are no omissions of material information by the Company;


         (bh) neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of any of the Vendors or the Company in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and


         (bi) it is not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.


3.4 CONTINUITY OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS BY EACH OF THE VENDORS AND THE COMPANY. The representations, warranties and covenants by each of the Vendors and the Company contained in this Article, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date (as hereinafter determined) as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Purchaser or by the Purchaser's professional advisors prior to the Closing Date, or the waiver of any condition by the Purchaser, the representations, warranties and covenants of each of the Vendors and the Company contained in this Article shall survive the Closing Date and shall continue in full force and effect for a period of three calendar years from the Closing Date; provided, however, that the Vendors and the Company shall not be responsible for the breach of any representation, warranty or covenant of either of the Vendors or the Company contained herein caused by any act or omission of the Purchaser prior to the Execution Date hereof of which the Vendors and the Company were unaware or as a result of any action taken by the Purchaser after the Execution Date. In the event that any of the said representations, warranties or covenants are found by a Court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Purchaser, then the Vendors and/or the Company, as the case may be, will, in accordance with the provisions of Article "17" hereinbelow, pay the amount of such loss or damage to the Purchaser within 30 calendar days of receiving notice of judgment therefore; provided that the Purchaser will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.00.


                                    ARTICLE 4
           WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE PURCHASER


4.1 WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE PURCHASER. In order to induce the Vendors and the Company to enter into and consummate this Agreement, the Purchaser hereby warrants to, represents to and covenants with each of the Vendors and the Company, with the intent that each of the Vendors and the Company will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry:


         (a) the Purchaser is a corporation duly incorporated under the laws of the State of Nevada, U.S.A., is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws;


         (b) the Purchaser's subsidiaries, if any, are corporations duly incorporated under the laws of their respective jurisdictions of incorporation, are validly existing and are in good standing with respect to all statutory filings required by the applicable corporate laws;


         (c) the Purchaser and each of the Purchaser's subsidiaries, if any, have the requisite power, authority and capacity to own and use all of their respective business assets and to carry on their respective businesses as presently conducted by them;


         (d) the Purchaser is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement, and it has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

         (e)      the  execution   and  delivery  of  this   Agreement  and  the
                  agreements contemplated hereby has been duly authorized by all necessary corporate action on its part;


         (f) there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;


         (g) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;


         (h) no proceedings are pending for, and the Purchaser is unaware of, any basis for the institution of any proceedings leading to the dissolution or winding up of the Purchaser, or of any of the Purchaser's subsidiaries, if any, or the placing of the Purchaser or any of the Purchaser's subsidiaries, if any, in bankruptcy or subject to any other laws governing the affairs of insolvent companies;


         (i) the Purchaser and each of the Purchaser's subsidiaries, if any, own and possess and have good and marketable title to and possession of all of their respective business assets free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, save and except for those actual or threatened liens, charges, encumbrances, demands, limitations and restrictions which are listed in Schedule "K" which is attached hereto and which forms a material part hereof;


         (j) the Purchaser and each of the Purchaser's subsidiaries, if any, hold all licenses and permits required for the conduct in the ordinary course of the operations of their businesses and for the uses to which their respective business assets have been put and are in good standing, and such conduct and uses are in compliance with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Purchaser, to any of the Purchaser's subsidiaries, if any, and their respective businesses and assets, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;


         (k) the authorized capital of the Purchaser consists of 100,000,000 common shares without par value of which, according to the records of the Purchaser, and after the completion of its proposed Consolidation, an aggregate of 2,078,251 consolidated common shares of the Purchaser will be issued and outstanding as fully paid and non-assessable as at the Closing Date (as hereinafter determined), and there are at present no other shares in the capital of the Purchaser issued or allotted or agreed to be issued or allotted to any person, save and except for certain shares of the Purchaser which have been allotted and reserved for issuance by the Purchaser pursuant to the terms of certain outstanding stock options which have been approved by the directors of the Purchaser; the details of which allotted and reserved shares of the Purchaser being set forth in Schedule "K" which is attached hereto;


         (l) all of the issued and outstanding shares of the Purchaser are listed and posted for trading on each of the NASD Over-the-Counter Bulletin Board (the "OTCBB") and the Frankfurt Stock Exchange ("DAX"), and the Purchaser is not in material default of any of its listing requirements of the OTCBB, the DAX or any rules or policies of the United States Securities and Exchange Commission (the "COMMISSION");


         (m) all registration statements, reports and proxy statements filed by the Purchaser with the Commission, and all registration statements, reports and proxy statements required to be filed by the Purchaser with the Commission, have been filed by the Purchaser under the United States SECURITIES ACT of 1934 (the "1934 ACT"), were filed in all material respects in accordance with the requirements of the 1934 Act and the rules and regulations thereunder and no such registration statements, reports or proxy statements contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;


         (n) the Purchaser will allot and issue the Shares on the Closing Date in accordance with sections "2.2" and "2.3" hereinbelow as fully paid and non-assessable in the capital of the Purchaser, free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, other than hold periods or other restrictions imposed under applicable securities legislation and the restrictions imposed under the Pooling Agreement;


         (o) save and except for the prior completion of its proposed Consolidation, from October 11, 2002 (that being the reference date of the Agreement In Principle) to and up to and including the Closing Date (as hereinafter determined) the Purchaser and each of the Purchaser's subsidiaries, if any, have not committed to making and until the Closing Date will not make or commit themselves, without the written consent of the Company, to:


                  (i) redeem or acquire any shares in their respective share capitals;

                  (ii)     declare or pay any dividend;


                  (iii) make any reduction in or otherwise make any payment on account of their respective paid-up capitals; or


                  (iv)     effect   any    subdivision  ,    consolidation    or
                           reclassification of any of their respective share capitals;


         (p) from October 11, 2002 to and up to and including the Closing Date (as hereinafter determined) the Purchaser and each of the Purchaser's subsidiaries, if any, have not committed to making and until the Closing Date will not make or commit themselves, without the written consent of the Company, to:


                  (i) acquire or have the use of any property from a person, corporation or entity with whom they were not dealing with at arm's length; or


                  (ii) dispose of anything to a person, corporation or entity with whom they were not dealing with at arm's length for proceeds less than the fair market value thereof;


         (q) save and except as set forth in Schedule "K" which is attached hereto, from October 11, 2002 to and up to and including the Closing Date (as hereinafter determined) the Purchaser and each of the Purchaser's subsidiaries, if any, have not committed to making and until the Closing Date will not make or commit themselves, without the written consent of the Company, to provide any person, firm or corporation with any agreement, option or right, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, option or right:


                  (i) to require them to issue any further or other shares in their respective share capitals, or any other security convertible or exchangeable into shares in their respective share capitals, or to convert or exchange any securities into or for shares in their respective share capitals;


                  (ii)     for the issue and allotment of any of the  authorized
                           but  unissued  shares  in  their   respective   share
                           capitals;

                  (iii) to require them to purchase, redeem or otherwise acquire any of the issued and outstanding shares in their respective share capitals; or


                  (iv) to purchase or otherwise acquire any shares in their respective share capitals;


         (r) the Purchaser is not aware of any court order which restricts or prevents the issuance by the Purchaser of any shares from treasury;


         (s) save and except for those matters which are listed in Schedule "K" which is attached hereto, there are no material liabilities, contingent or otherwise, existing on the Execution Date hereof in respect of which the Purchaser or any of the Purchaser's subsidiaries, if any, may be liable on or after the completion of the transactions contemplated by this Agreement other than:


                  (i)      liabilities   disclosed   or  referred   to  in  this
                           Agreement; and


                  (ii) liabilities incurred in the ordinary course of business, none of which are materially adverse to the respective businesses, operations, affairs or financial conditions of the Purchaser or of any of the Purchaser's subsidiaries, if any;


         (t) no dividend or other distribution by the Purchaser or any of the Purchaser's subsidiaries, if any, has been made, declared or authorized since their respective incorporations, and from October 11, 2002 to and up to and including the Closing Date (as hereinafter determined) the Purchaser and each of the Purchaser's subsidiaries, if any, have not committed to making and until the Closing Date will not make or commit themselves, without the written consent of the Company, to confer upon, or pay to or to the benefit of, any entity, any benefit having monetary value, any bonus or any salary increases except in the normal course of their respective businesses;


         (u) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, threatened against or affecting the Purchaser or any of the Purchaser's subsidiaries, if any, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

         (v) the Purchaser and each of the Purchaser's subsidiaries, if any, are not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them;


         (w) the Purchaser and each of the Purchaser's subsidiaries, if any, are not a party to any collective agreement with any labour union or other association of employees, and there is no pending application for certification of any of the Purchaser's or any of the Purchaser's subsidiaries' employees as a collective bargaining unit. In addition, and to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry, the Purchaser and each of the Purchaser's subsidiaries, if any, is not presently a party to any complaint, grievance, arbitration or other labour matter referred to any board or labour authority;


         (x) there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Purchaser, any of the Purchaser's subsidiaries, if any, or any of their respective directors, officers or employees;


         (y) the Purchaser and each of the Purchaser's subsidiaries, if any, have not experienced, nor is the Purchaser aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on the Purchaser's or any of the Purchaser's subsidiaries', if any, respective businesses or on the results of their respective operations;


         (z) the Purchaser and each of the Purchaser's subsidiaries, if any, hold or have applied for all permits, licenses, consents and authorities issuable by any federal, state, regional or municipal government or agency thereof which are necessary or desirable in connection with their respective operations;


         (aa) from October 11, 2002 to and up to and including the Closing Date (as hereinafter determined) there has been and there will be prepared and filed on a timely basis all federal and state income tax returns, elections and designations, and all other governmental returns, notices and reports of which the Purchaser had, or ought reasonably to have had, knowledge required to be or reasonably capable of being filed up to the Closing Date, with respect to the operations of the Purchaser and each of the Purchaser's subsidiaries, if any, and no such returns, elections, designations, notices or reports contain or will contain any material misstatement or omit any material statement that should have been included, and each such return, election, designation, notice or report, including accompanying schedules and statements, is and will be true, correct and complete in all material respects;

         (ab) the Purchaser and each of the Purchaser's subsidiaries, if any, have been assessed for all federal, state and municipal income tax for all years to and including their most recent respective taxation years, and at the Closing Date (as hereinafter determined) the Purchaser and each of the Purchaser's subsidiaries, if any, will have paid in full or accrued in accounts all amounts (including but not limited to sales, use and consumption taxes and taxes measured on income and all installments of taxes) due and payable to all federal, state and municipal taxation authorities up to the Closing Date;


         (ac) there is not now, and there will not be by the Closing Date (as hereinafter determined), any proceeding, claim or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, any investigation by any federal, state or municipal taxation authority, or any matters under discussion or dispute with such taxation authorities, in respect of taxes, governmental charges, assessments or reassessments in connection with the Purchaser or any of the Purchaser's subsidiaries, if any, and the Purchaser is not aware of any contingent tax liabilities or any grounds that could result in an assessment, reassessment, charge or potentially adverse determination by any federal, state or municipal taxation authority as against the Purchaser or any of the Purchaser's subsidiaries, if any;


         (ad) the Purchaser and each of the Purchaser's subsidiaries, if any, are not in breach of any provision or condition of, nor have they done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which either of them is a party, by which either of them is bound or from which either of them derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which either of them is subject, or any statute or regulation applicable to either of them, to an extent that, in the aggregate, has a material adverse affect on either of them;


         (ae) adequate provision has been made and will be made for taxes payable by the Purchaser and each of the Purchaser's subsidiaries, if any, for the current period for which a tax return is not yet required to be filed and, to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry, there are no contingent tax liabilities of the Purchaser or of any of the Purchaser's subsidiaries, if any, or any grounds which would prompt a re-assessment of the Purchaser or any of the Purchaser's subsidiaries, if any, and including, without limiting the generality of the foregoing, the aggressive treatment of income and expenses in the filing of earlier tax returns by the Purchaser or by any of the Purchaser's subsidiaries, if any;

         (af) the most recently completed audited and unaudited consolidated financial statements of the Purchaser as at June 30, 2002 and September 30, 2002, respectively (collectively, the "PURCHASER'S FINANCIAL STATEMENTS"), are true and correct in every respect and presently fairly the financial position of the Purchaser as at its most recently completed financial period and the results of its operations for the period then ended in accordance with generally accepted accounting principles on a basis consistently applied; a copy of said Purchaser's Financial Statements being attached hereto as Schedule "K" and forming a material part hereof;


         (ag) the Purchaser's Financial Statements and the books and records of the Purchaser and each of the Purchaser's subsidiaries, if any, are true and correct in every material respect, were prepared in accordance with generally accepted accounting principles and fairly reflect the respective businesses, property, assets and financial positions of the Purchaser and each of the Purchaser's subsidiaries, if any, as at the date of the Purchaser's Financial Statements and any such books and records and the results of their respective operations for the periods then ended, and there have been no adverse changes in the respective businesses or affairs of the Purchaser and each of the Purchaser's subsidiaries since the date of the Purchaser's Financial Statements and any such books and records;


         (ah) the Purchaser has good and marketable title to all of its assets, properties and interests in properties, real and personal, including those reflected in the Purchaser's Financial Statements or which have been acquired since the date of the latest Purchaser's Financial Statements (except for those which have been transferred, sold or otherwise disposed of in the ordinary or normal course of business), free and clear of all encumbrances, and none of the Purchaser's assets or properties is in the possession of or under the control of any other person;


         (ai) the Purchaser has no equipment, other than the personal property or fixtures in the possession or custody of the Purchaser which, as of the date hereof, is leased or is held under license or similar arrangement;


         (aj) except for the real property leases and the contracts of employment which are set forth in Schedule "L" which is attached hereto and which forms a material part hereof, the Purchaser is not party to or bound by any other material contract, whether oral or written, other than the contracts and agreements as set forth in Schedule "L";


         (ak) as to the contracts listed in Schedule "L" which is attached hereto:


                  (i) each such contract is in full force and effect and unamended;

                  (ii) no material default exists in respect thereof on the part of either the Purchaser or any other party thereto;


                  (iii) each such contract does not involve any non-arm's length party except where described; and


                  (iv) the Purchaser is not aware of any intention on the part of any other party thereto to terminate or materially alter any such contract;


         (al) the Purchaser has no consulting or employment agreements, whether written or otherwise, except for those which are set forth in Schedule "L" which is attached hereto;


         (am) Schedule "M" which is attached hereto and which forms a material part hereof is a true and complete list showing the name of each bank, trust company or similar institution in which the Purchaser has accounts or safety deposit boxes, the identification numbers of each such account or safe deposit box, the names of all persons authorized to draw therefrom or to have access thereto and the number of signatories required on each account. In addition, Schedule "M" also includes a list of all non-bank account numbers, codes and business numbers used by the Purchaser for the purposes of remitting tax, dues, assessments and other fees;


         (an) the Purchaser maintains, and has maintained, insurance in force against loss on the Purchaser's assets and properties, against such risks, in such amounts and to such limits, as is in accordance with prudent business practices prevailing in its line of business and having regard to the location, age and character of its assets and properties, and has complied fully with all requirements of such insurance, including the prompt giving of any notice of any claim or possible claim thereunder, and all such insurance has been and is with insurers which the Purchaser believes to be responsible;


         (ao) the Purchaser utilizes no product warranties, guarantees or product return policies;


         (ap)     since September 30, 2002:


                  (i) there has not been any material adverse change in the financial position or condition of the Purchaser, or of any of the Purchaser's subsidiaries, if any, or any damage, loss or other change in circumstances materially affecting the respective businesses or properties of the Purchaser and each of the Purchaser's subsidiaries, if any, or their right or capacity to carry on business;


                  (ii)     the   Purchaser   and   each   of   the   Purchaser's
                           subsidiaries, if any, have not waived or surrendered any right of material value;


                  (iii) the Purchaser and each of the Purchaser's subsidiaries, if any, have not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and


                  (iv) the respective businesses of the Purchaser and each of the Purchaser's subsidiaries, if any, have been carried on in the ordinary course;


         (aq) save and except for those matters which are listed in Schedule "K" which is attached hereto, there are no liabilities, contingent or otherwise, of the Purchaser or of any of the Purchaser's subsidiaries, if any, not disclosed or reflected in the Purchaser's Financial Statements, except those incurred in the ordinary course of business of the Purchaser and each of the Purchaser's subsidiaries, if any, since September 30, 2002;


         (ar) no payments of any kind have been made or authorized by or on behalf of the Purchaser or any of the Purchaser's subsidiaries, if any, to or on behalf of directors, officers, shareholders or employees of the Purchaser or any of the Purchaser's subsidiaries, if any, or under any management agreements with the Purchaser or any of the Purchaser's subsidiaries, if any, other than in the ordinary course of business;


         (as) save and except for the proposed issuance of common shares of the Company as a finder's fee in conjunction with the successful completion of the within Reverse Takeover, and except for any finder's fees or commissions which may be payable or issuable by the Purchaser in conjunction with the completion of its proposed Private Placement (as hereinafter determined) as set forth hereinbelow, the Purchaser and each of the Purchaser's subsidiaries, if any, have not retained, employed or introduced any other broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;


         (at) the Purchaser and each of the Purchaser's subsidiaries, if any, do not have any contracts, agreements, undertakings or arrangements, whether oral, written or implied, with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, directors, officers, lawyers or others which cannot be terminated, without penalty, on no more than three month's notice;


         (au) none of directors, officers or employees of the Purchaser or any of the Purchaser's subsidiaries, if any, are now indebted or under obligation to the Purchaser or to any of the Purchaser's subsidiaries, if any, on any account whatsoever, other than in the ordinary course of business;


         (av) all material transactions of the Purchaser and each of the Purchaser's subsidiaries, if any, and including, without limitation, all directors' and shareholders' resolutions, have been promptly and properly recorded or filed in or with their respective books and records;


         (aw) the present (and presently proposed at Closing (as hereinafter determined)) directors and officers of the Purchaser are and will be as follows:


                           NAME                            POSITION


                  Grant Atkins                      President and sole director;


         (ax) the Purchaser and each of the Purchaser's subsidiaries, if any, have good and marketable title to all of their respective properties, if any, and assets, and such properties, if any, and assets are not subject to any mortgage, pledge, deed of trust, lien, conditional sale agreement, encumbrance or charge;


         (ay) prior to the Subject Removal Date (as hereinafter determined) the Purchaser and each of the Purchaser's subsidiaries, if any, will have obtained all authorizations, approvals, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities required to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Purchaser and the Purchaser's subsidiaries, if any, which will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Purchaser or any of the Purchaser's subsidiaries, if any, may be subject;


         (az) the Purchaser and each of the Purchaser's subsidiaries, if any, have not committed to making and until the Closing Date (as hereinafter determined) will not make or commit themselves, without the written consent of the Company, to:

                  (i) guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation;


                  (ii)     other   than   the   payment   of   ordinary   course
                           obligations,    make   any   operating   or   capital
                           expenditures in excess of U.S. $10,000.00; or


                  (iii)    waive or surrender any right of material value;


         (ba)     until  the  Closing  Date  (as  hereinafter   determined)  the
                  Purchaser and each of the Purchaser's subsidiaries, if any, will:


                  (i)      maintain   their   respective   assets  in  a  manner
                           consistent with and in compliance with applicable law; and


                  (ii) not enter into any material transaction or assume or incur any material liability outside the normal course of their respective businesses;


         (bb) the Purchaser and each of the Purchaser's subsidiaries, if any, have not committed to making and until the Closing Date (as hereinafter determined) will not make or commit themselves, without the written consent of the Company, to:


                  (i) declare or pay any dividend, or make any distribution of their respective properties or assets to their respective shareholders, or purchase or retire any of their respective shares;


                  (ii) sell all or any part of their respective assets or agree to do or perform any act or enter into any transaction or negotiation which could reasonably be expected to interfere with this Agreement or which would render inaccurate any of the representations, warranties and covenants set forth in this Agreement; or


                  (iii)    merge,  amalgamate  or  consolidate  into or with any
                           entity,   or   enter   into   any   other   corporate
                           reorganization;

                  provided, however, that the provisions hereof shall not preclude the Purchaser and each of the Purchaser's subsidiaries, if any, pending the Closing (as hereinafter determined) or the termination of this Agreement, whichever shall first occur, from carrying on their respective businesses in the normal course thereof;


         (bc) the Purchaser will, for a period of at least five business days prior to the Closing Date (as hereinafter determined), during normal business hours:


                  (i) make available for inspection by the respective solicitors, auditors and representatives of the Company, at such location as is appropriate, all of the Purchaser's and each of the Purchaser's subsidiaries', if any, books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Company; provided such persons do not unduly interfere in the respective operations of the Purchaser or any of the Purchaser's subsidiaries, if any;


                  (ii) authorize and permit such persons at the risk and the sole cost of the Company, and only if such persons do not unduly interfere in the respective operations of the Purchaser and each of the Purchaser's subsidiaries, if any, to attend at all of their respective places of business and operations to observe the conduct of their respective businesses and operations, inspect their respective properties and assets and make physical counts of their respective inventories, shipments and deliveries; and


                  (iii) require the Purchaser's and each of the Purchaser's subsidiaries', if any, respective management personnel to respond to all reasonable inquiries concerning the Purchaser's and each of the Purchaser's subsidiaries', if any, respective business assets or the conduct of their respective businesses relating to their respective liabilities and obligations;


         (bd) the Purchaser will give to the Company, within at least five business days prior to the Closing Date (as hereinafter determined), by written notice, particulars of:


                  (i) each occurrence within the Purchaser's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Purchaser's representations or warranties contained herein; and

                  (ii) each occurrence or omission within the Purchaser's knowledge after the Execution Date that constitutes a breach of any of the Purchaser's covenants contained in this Agreement;


         (be) the shares in the capital of the Purchaser are not subject to or affected by any actual or, to the knowledge of the Purchaser, pending or threatened cease trading, compliance or denial of use of exemptions orders of, or action, investigation or proceeding by or before, any securities regulatory authority, Court, administrative agency or other tribunal;


         (bf) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:


                  (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of the constating documents of the Purchaser or of any of the Purchaser's subsidiaries, if any;


                  (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which the Purchaser or any of the Purchaser's subsidiaries, if any, is subject, or constitute or result in a default under any agreement, contract or commitment to which either the Purchaser or any of the Purchaser's subsidiaries, if any, is a party;


                  (iii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which either the Purchaser or any of the Purchaser's subsidiaries, if any, is a party;


                  (iv) give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Purchaser or to any of the Purchaser's subsidiaries, if any, which is necessary or desirable in connection with the conduct and operations of their respective businesses and the ownership or leasing of their respective business assets; or

                  (v) constitute a default by the Purchaser or any of the Purchaser's subsidiaries, if any, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Purchaser or of any of the Purchaser's subsidiaries, if any, which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;


         (bg) the Purchaser will appoint the directors of the Company as directors of the Purchaser and the incumbent directors shall resign as directors of the Purchaser, together with the appointment of not less than three nominees of the Company as Executive Officers of the Purchaser, at Closing (as
                  hereinafter determined); such appointees or nominees to be determined prior to Closing, and in the Company's sole and absolute discretion;


         (bh) the Purchaser's present accounts payable, which are estimated at approximately U.S. $50,000 as at September 30, 2002, will not, except for the costs incurred by the Purchaser in completing the within Reverse Takeover, increase by more than ten percent (10%) by the Closing Date (as hereinafter determined), and the Purchaser may make payments to decrease the accounts payable before the Closing Date;


         (bi) the Purchaser has been provided with certain advances by parties associated with the Purchaser, approximating U.S. $800,000 as at September 30, 2002, to which the Purchaser has agreed to repay those advances and accrued interest by way of the issuance of certain common shares of the Purchaser prior to the Closing Date (as hereinafter determined); and except for certain further advances by parties associated with the Purchaser for costs incurred by the Purchaser in the normal course of business and in completing the within Reverse Takeover, there will not be any further advances outstanding at the Closing Date;


         (bj) the Purchaser will raise on or before December 31, 2002 an initial common share private placement funding for the Purchaser, under "RULE 506" or "REGULATION S" under the Securities Act, of a minimum of U.S. $500,000.00 and a maximum of up to U.S. $1,000,000.00, and at a subscription price of not less than U.S. $1.00 per restricted common share (collectively, the "PRIVATE PLACEMENT"), with an understanding to utilize its reasonably commercial efforts to raise not less than U.S. $250,000.00 of the Private Placement within 60 calendar days from the acceptance date of the Agreement In Principle by the Company and the Purchaser and with a further understanding to utilize its reasonably commercial efforts to raise not less than an initial U.S. $100,000.00 of the Private Placement within 15 calendar days from the acceptance date of the Agreement In Principle by the Company and the Purchaser;

         (bk) the Purchaser will sell prior to and/or commensurate with the Closing (as hereinafter determined) hereunder its entire right, entitlement and interest in and to its wholly-owned subsidiary, Oakhills Energy, Inc., to Tristar, a present creditor of the Purchaser, for in consideration of the foregiveness by Tristar of its present indebtedness from the Purchaser in the approximate amount of U.S. $100,000 together with the delivery by Tristar to the Purchaser of a general release in conjunction with the completion of the same (collectively, the "SUBSIDIARY SALE");


         (bl) the Purchaser will file, with the prior written consent of the Company, a "FORM S-8" registration statement for a stock option plan in the estimated amount of not less than 2,000,000 post-Consolidation common shares of the Purchaser, at an exercise price of not less than U.S. $0.50 per post-Consolidation common share (collectively, the "OPTIONS"); and in such amounts and with such optionees as may be determined by management for the Purchaser and the Company, acting reasonably, prior to the Closing Date (as hereinafter determined), and as may be acceptable with the appropriate Regulatory Authorities; it being acknowledged and agreed that an aggregate of 2,000,000 of such Options will be exchanged as Purchaser's Options for the Company's Options, on the same exercise terms and conditions, for an equal number of incentive stock options in and to the resulting Purchaser on a post-Consolidation basis, in consideration of the ongoing involvement of the existing Company's Optionholders in and to the resulting Purchaser company and in exchange for the agreed upon cancellation by said Company's Optionholders of all of the then issued and outstanding Company's Options as a consequence thereof; and it being further acknowledged and agreed that, subject to applicable securities laws, any common shares which may arise from the exercise of any such Purchaser's Options subsequent to the Closing Date will be held in pool and either (i) sold jointly and pro rata with any other Option common shares deposited therein or (ii) restricted as to sale in such maximum daily amounts as may be determined in accordance with the sole and absolute discretion and direction of such nominee or nominees as may be mutually agreed upon in writing, from time to time, by each of the Purchaser and the Company at or subsequent to the Closing Date;


         (bm) the Purchaser will exchange all existing Company's Warrants, on the same exercise terms and conditions, for an equal number of Purchaser's Warrants in and to the resulting Purchaser on a post-Consolidation basis in consideration, in part, of the ongoing involvement of the existing Company's Warrantholders in and to the resulting Purchaser company and in exchange for the agreed upon cancellation by said Company's Warrantholders of all of the then issued and outstanding Company's Warrants as a consequence thereof;

         (bn) the Purchaser will use its commercially reasonable efforts prior to and/or commensurate with the Closing (as hereinafter determined) hereunder to enter into a proposed "CONSULTING SERVICES AGREEMENT" with ICI; a copy of form of which proposed Consulting Services Agreement being attached hereto as Schedule "O" and forming a material part hereof; whereby ICI shall conduct certain consulting services for the Purchaser as contemplated therein;


         (bo) the Purchaser will have acquired the necessary approval of its shareholders, if required, to change the name of the Purchaser to "Petrogen Corp.", or to such other name as the Company's Board of Directors may determine at Closing (as hereinafter determined), together with the appointment of the existing directors of the Company to the resulting Board of Directors of the Purchaser and the appointment of up to three nominees of the Company as Executive Officers of the Purchaser at Closing; such appointees or nominees to be determined prior to Closing, and in the Company's sole and absolute discretion; and at Closing the Purchaser shall be in the process of preparing or filing the necessary documentation with all Regulatory Authorities to effect the same and which shall include, without limitation, obtaining a new trading symbol and CUSIP number for the resulting Purchaser;


         (bp) neither this Agreement nor any other document, certificate or statement furnished to any of the Vendors or the Company by or on behalf of the Purchaser in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and


         (bq) it is not aware of any fact or circumstance which has not been disclosed to the Vendors and the Company which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Vendors and the Company to enter into this Agreement.


4.2 CONTINUITY OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE PURCHASER. The representations, warranties and covenants of the Purchaser contained in this Article, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date (as hereinafter determined) as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by either of the Vendors or the Company, or by the Vendors' or the Company's respective professional advisors prior to the Closing Date, or the waiver of any condition by either of the Vendors or the Company, the representations, warranties and covenants of the Purchaser contained in this Article shall survive the Closing Date and shall continue in full force and effect for a period of three calendar years from the Closing Date; provided, however, that the Purchaser shall not be responsible for the breach of any representation, warranty or covenant of the Purchaser contained herein caused by any act or omission of either of the Vendors or the Company prior to the Execution Date hereof of which the Purchaser was unaware or as a result of any action taken by either of the Vendors or the Company after the Execution Date. In the event that any of the said representations, warranties or covenants are found by a Court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by either of the Vendors and/or the Company, then the Purchaser will, in accordance with the provisions of Article "16" hereinbelow, pay the amount of such loss or damage to either of the Vendors and/or the Company, as the case may be, within 30 calendar days of receiving notice of judgment therefore; provided that the Vendors and the Company will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.00.


                                    ARTICLE 5
                   INTERIM SECURED LOAN AND SECURITY THEREFORE


5.1 INTERIM SECURED LOAN FROM THE PURCHASER TO THE COMPANY. It is hereby acknowledged and agreed by the Parties hereto that, in conjunction with and as a condition to the entering into of the Agreement In Principle and this Agreement by the Parties hereto, the Purchaser has heretofore agreed, in accordance with the specific terms and conditions of that certain form of proposed "Secured and Convertible Loan Agreement" (the "LOAN AGREEMENT") in this matter, to be entered into between the Purchaser and the Company concurrently with the execution of this Agreement; a copy of the form of said proposed Loan Agreement being attached hereto as Schedule "N" and forming a material part hereof; to advance by way of a loan or loans to the Company (collectively, the "LOAN") the aggregate principal sum of up to U.S. $250,000.00 (the "PRINCIPAL SUM") within five business days of the due and complete closing of a minimum of U.S. $250,000.00 of the proposed Private Placement financing as set forth in section "4.1" hereinabove.


         In this regard, and in accordance with the terms and conditions of the proposed Loan Agreement, any such Principal Sum Loan amount will bear interest accruing thereon at the rate of ten percent (10%) per annum, compounded semi-annually and not in advance (the "INTEREST") prior to maturity, and any such Principal Sum and Interest will be secured, contemporaneously with the advancement of any funds under any such Loan, by way of a senior fixed and floating charge on all of the assets of the Company (collectively, the "SECURITY"). In this regard it is hereby also acknowledged and agreed by the Parties hereto that, upon the completion of the within Reverse Takeover, it is intended, subject to the Purchaser's prior receipt of appropriate accounting and legal advice, that the Loan will simply be forgiven, or become an inter-company account as the situation may require.


5.2 COVENANTS OF THE COMPANY IN CONNECTION WITH ANY LOAN. In order to induce the Purchaser to provide any such Loan under the Loan Agreement as contemplated by section "5.1" hereinabove, the Company hereby covenants with the Purchaser, with the intent that the Purchaser will rely thereon in providing any such Loan and in concluding the transactions contemplated thereby, that:

         (a) the Company will use any such Principal Sum monies which may be advanced by the Purchaser by way of Loan for the sole purpose of advancing the ongoing development, marketing and maintenance of the Company's Business interests and the Company's Assets; and


         (b) any such Principal Sum will be advanced by the Purchaser to the Company subject to the fulfillment and/or the continuing fulfillment of at least the following Security conditions to the sole and absolute satisfaction and discretion of the
                  Purchaser:


                  (i) the execution by the Company of formal Loan documentation in form and substance satisfactory to the Purchaser and its counsel, acting reasonably; and


                  (ii) the granting and delivery by the Company to the Purchaser of such Security documentation (and including, without limitation, promissory notes and security instruments) as may be required by the Purchaser and its counsel, acting reasonably, in order to evidence the Loan, together with and all other supporting documents required under any such Security documentation.


5.3 REPAYMENT OF THE PRINCIPAL SUM PORTION OF THE LOAN.Subject to the prior application of the provisions provided for in section "3.5" of the proposed Loan Agreement and as set forth hereinbelow, it is hereby acknowledged and agreed by the Parties hereto that, in accordance with the section "3.4" of the proposed Loan Agreement, the Company will covenant to repay to the Purchaser, as required under the terms of the proposed Loan Agreement, all Principal Sum monies which are advanced by the Purchaser to the Company under the proposed Loan Agreement, together with all outstanding Interest accrued thereon, at or before 5:00 p.m. (Vancouver time) on the day which is 90 calendar days from the earlier of one year from the execution date of the Loan Agreement and the date upon which the Purchaser's proposed purchase of all of the issued and outstanding shares of the Company under the terms and conditions of this Agreement terminates for any reason whatsoever (herein and therein the "FINAL PRINCIPAL SUM PAYMENT DATE"); failing which the Purchaser may immediately realize upon any of the Security which has been provided by the Company to the Purchaser in accordance with the terms of the proposed Loan Agreement.


5.4 PREPAYMENT AND REDEMPTION OF THE LOAN. It is hereby acknowledged and agreed by the Parties hereto that, in accordance with section "3.5" of the proposed Loan Agreement, the Company may prepay and redeem any portion of the Principal Sum portion of the Loan in whole or in part at any time prior to the Final Principal Sum Payment Date (herein and therein the "RIGHT OF REDEMPTION") and in the manner as set forth immediately hereinbelow by providing the Purchaser with not less than 30 calendar days' prior written notice (herein and therein the "REDEMPTION NOTICE") of its Right of Redemption intention to redeem and repay all or any portion of the Principal Sum and any Interest accrued thereon which would be due and owing by the Company to the Purchaser at the end of such 30-day period (herein and therein, collectively, the "REDEMPTION AMOUNT") (such day at the end of such 30-day period being the "REDEMPTION DATE" and, for clarity, such Redemption Date would be the date to which such Principal Sum and Interest would be calculated and due and payable to the Purchaser at the close of business, in Vancouver, British Columbia, on such Redemption Date). In order to provide such Redemption Notice it is hereby also acknowledged and agreed that the Company will be required, at the date of its delivery to the Purchaser of the Redemption Notice, to provide to the Purchaser's solicitors, or to such other mutually agreeable holder (herein and therein the "ESCROW HOLDER"), a certified cheque or bank draft representing the entire Redemption Amount and made payable to the Purchaser in funds of the United States of America, or funds by way of wire transfer to such designation as may be directed by the Purchaser in its sole and absolute discretion, in the amount of any such Redemption Amount. Thereupon, and should the proposed Redemption Amount in fact represent all of the Principal Sum and any Interest accrued thereon which would be due and owing by the Company to the Purchaser under the proposed Loan Agreement at the Redemption Date, then the Purchaser will be required to provide to the Escrow Holder, and as soon as reasonably possible after its receipt of the Redemption Notice, all such registerable discharges as may be necessary to relieve the Company of any obligation to the Purchaser under each of the proposed Loan Agreement and each and every other Security instrument already provided by the Company to the Purchaser under the terms and conditions of the proposed Loan Agreement (herein and therein, collectively, the "DISCHARGES"). In this regard, and on the second business day subsequent to the Redemption Date, the Escrow Holder, if applicable, shall deliver to the Purchaser the Redemption Amount and, only if also applicable, to the Company the Discharges, and, unless otherwise directed in writing by each of the Purchaser and the Company, to the Purchaser's and the Company's respective addresses for notice and delivery as set forth on the front page of the proposed Loan Agreement. Notwithstanding the Company's prior exercise of its Right of Redemption and/or the Purchaser's prior exercise of its Right of Election as provided for in the proposed Loan Agreement and as set forth herein, and notwithstanding the prior repayment to the Purchaser by the Company of all or any portion of the entire Redemption Amount and/or the prior conversion by the Purchaser of all or any portion of the entire Outstanding Indebtedness (as hereinafter determined) for any Equity Interest (as hereinafter determined) as also provided for in the proposed Loan Agreement and as set forth herein, no such action or actions will, in any manner, and unless this Agreement is otherwise terminated for any reason whatsoever prior to the Closing thereof, affect the within obligation of each of the Vendors, the Company and the Purchaser to complete the proposed purchase and sale of the Purchased Shares as contemplated by the terms and conditions of this Agreement.


5.5 RIGHT TO CONVERT ANY OUTSTANDING INDEBTEDNESS TO EQUITY OF THE COMPANY. Subject to the Company's prior Right of Redemption as set forth in Article "3" of the proposed Loan Agreement, at any time after the Final Principal Sum Payment Date as set forth hereinabove, should either this Agreement terminate for any reason whatsoever prior to the Closing (as hereinafter determined) thereof or should the Final Principal Sum Payment Date be otherwise determined at any time subsequent to the advance of any Loan under the proposed Loan Agreement, then the Purchaser will have, in addition to all of the rights and Security specifically provided for in the proposed Loan Agreement, the sole and exclusive right and option, in its sole and absolute discretion, to elect (the

"RIGHT OF ELECTION") to convert the entire Principal Sum, Interest or any other sum outstanding under any Loan from the Purchaser to the Company as contemplated by the proposed Loan Agreement (herein and therein, collectively, the "OUTSTANDING INDEBTEDNESS") to a participating and voting interest in and to the Company which is then equivalent to that percentage which is equivalent to five percent (5%) multiplied by the fraction which has, as its numerator, the Outstanding Indebtedness, and which has, as its denominator, U.S. $250,000.00, of the resulting issued and outstanding participating and voting common shares of the Company at that time (the "EQUITY INTEREST"). In this regard, and should the Purchaser exercise its Right of Election to convert the entire Outstanding Indebtedness outstanding into the Equity Interest in and to the Company as set forth immediately hereinabove then it is also hereby acknowledged and agreed that the Company will, at all times, maintain such Equity Interest percentage ownership position of the Purchaser in and to the Company with no dilution whatsoever unless otherwise consented to in writing by the Purchaser. In this regard it is hereby acknowledged and agreed by the Parties hereto that the Purchaser's Right of Election may only be exercised by the Purchaser's surrender of the proposed Loan Agreement and the delivery to the Escrow Holder of a duly executed "Election Form" (herein and therein the "ELECTION FORM"); in substantially the form which is attached as Schedule "D" to the proposed Loan Agreement; together with such registerable Discharges as may be necessary to relieve the Company of any obligation to the Purchaser under the proposed Loan Agreement and each and every other Security instrument already provided by the Company to the Purchaser under the terms and conditions of the proposed Loan Agreement. In conjunction with the Escrow Holder's receipt of the Election Form and Discharges from the Purchaser it is hereby also acknowledged and agreed that the Company will then be required to provide to the Escrow Holder, and as soon as reasonably possible thereafter, a certificate or certificates representing the Equity Interest duly registered to the prior order and direction of the Purchaser together with such other documentation or assurances as may be necessary, in the sole and absolute discretion of the Purchaser, acting reasonably, in order to evidence the Company's compliance with the terms and conditions of the proposed Loan Agreement and including, without limitation, the issuance of such Equity Interest as provided for hereunder (herein and therein, collectively, the "EQUITY INTEREST DOCUMENTATION"). In this regard, and on the second business day subsequent to the Escrow Holder's receipt of the Equity Interest Documentation from the Company, the Escrow Holder shall deliver to the Purchaser the Equity Interest Documentation and to the Borrower the Election Form and the Discharges, and, unless otherwise directed in writing by each of the Purchaser and the Company, to the Purchaser's and the Company's respective addresses for notice and delivery as set forth on the front page of the proposed Loan Agreement. Notwithstanding the Company's prior exercise of its Right of Redemption and/or the Purchaser's prior exercise of its Right of Election as provided for in the proposed Loan Agreement and as set forth herein, and notwithstanding the prior repayment to the Purchaser by the Company of all or any portion of the entire Redemption Amount and/or the prior conversion by the Purchaser of all or any portion of the entire Outstanding Indebtedness for any Equity Interest as also provided for in the proposed Loan Agreement and as set forth herein, no such action or actions will, in any manner, and unless this Agreement is otherwise terminated for any reason whatsoever prior to the Closing thereof, affect the within obligation of each of the Vendors, the Company and the Purchaser to complete the proposed purchase and sale of the Purchased Shares as contemplated by the terms and conditions of this Agreement.

5.6 FINANCING BY THE COMPANY PRIOR TO CLOSING. It is hereby further acknowledged and agreed by the Parties hereto that, notwithstanding the Purchaser's good faith ability to complete the proposed Private Placement (as hereinafter determined) and any Loan consequent thereon prior to the Closing Date (as hereinafter determined), the Company has ongoing operating requirements which cannot be ignored or underfunded prior thereto. Correspondingly, and with the Purchaser's prior written consent; which consent shall not be unreasonably withheld; it is hereby acknowledged and agreed that the Company may organize and complete up to U.S. $500,000.00 in equity financing prior to the Closing Date hereof (collectively, the "FINANCING") which may take the form, without limitation, of a proposed revenue trust providing the subscriber thereof with a revenue interest return of up to two hundred percent (200%), from the then net cash flow of the Company, with up to a full share purchase warrant also being provided to the subscriber to acquire up to one common share of any reporting company which may result from any business combination with the Company exercisable at not less than U.S. $1.00 per common share.


5.7 COSTS. It is hereby further acknowledged and agreed by the Parties hereto that while any portion of any Outstanding Indebtedness is outstanding the Company will be, and up to and including either the Closing Date (as hereinafter determined) or the termination of either this Agreement will be, directly responsible for and pay all fees and expenses and including, without limitation, all legal, accounting, sponsorship, regulatory and filing fees and expenses, and otherwise, in connection with the preparation and execution of this Agreement, all filings with any regulatory authority as may have jurisdiction over either any of the Vendors, the Company or the Purchaser in conjunction with the completion of this Agreement and all documentation necessarily incidental thereto; and which fees and expenses shall be added to and form part of the Outstanding Indebtedness hereunder.


                                    ARTICLE 6
                         CONDITIONS PRECEDENT TO CLOSING


6.1 PARTIES' CONDITIONS PRECEDENT PRIOR TO THE CLOSING DATE. All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties to be fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than 10 calendar days prior to the Closing Date (as hereinafter determined; such date being the "SUBJECT REMOVAL DATE"):


         (a) the specific ratification of the terms and conditions of this Agreement by the Board of Directors of each of the Purchaser and the Company within five business days of the due and completion execution of this Agreement by each of the Parties hereto (collectively, the "RATIFICATION");

         (b) the completion by each of the Purchaser and the Company of an initial due diligence and operations review of the other Party's respective businesses and operations within 10 calendar days of the prior satisfaction of the Ratification (collectively, the "INITIAL DUE DILIGENCE");


         (c) the completion by the Purchaser of not less than a minimum of U.S. $500,000 of the Private Placement on or before December 31, 2002, together with the corresponding Principal Sum Loan of not less than U.S. $250,000 from such minimum Private Placement, all in accordance with the provisions of section "4.1" and Article "5" hereinabove;


         (d) the receipt of all necessary approvals to the terms and conditions of and the transactions contemplated by this Agreement;


         (e) shareholders of the Purchaser passing an ordinary resolution or, where required, a special resolution, approving the terms and conditions of this Agreement and all of the transactions contemplated hereby, and the Purchaser sending all required notice to the Purchaser's shareholders in connection therewith, or, in the alternative and if allowable in accordance with applicable corporate and securities laws, shareholders of the Purchaser holding over fifty percent (50%) of the issued shares of the Purchaser providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby together with certification of any required notice to all shareholders of the Purchaser of such written consent resolutions; and


         (f) the directors of the Purchaser and/or the shareholders of the Purchaser, if required, approving of the within issuance by the Purchaser to the order and direction of the Vendors of all of the referenced Shares in accordance with sections "2.2" and "2.3" hereinabove and, in addition, the directors and/or shareholders of the Purchaser, if required, having also approved and received any required notice of:


                  (i) the change of name of the Purchaser to "Petrogen Corp.", or to such other name as may be determined by management for the Company, in its sole and absolute discretion, prior to the Closing Date (as hereinafter determined), and as may be acceptable with the appropriate Regulatory Authorities;


                  (ii) the Consolidation of the Purchaser's share capital on a one new for 20 old share capital consolidation basis;


                  (iii) an initial common share Private Placement funding for the Purchaser, under Rule 506 or Regulation S under the Securities Act, of a minimum of U.S. $500,000.00 and a maximum of up to U.S. $1,000,000.00, and at a subscription price of not less than U.S. $1.00 per restricted common share, with an understanding to utilize its reasonably commercial efforts to raise not less than U.S. $250,000.00 of the Private Placement within 60 calendar days from the acceptance date of the Agreement In Principle by the Company and the Purchaser and with a further understanding to utilize its reasonably commercial efforts to raise not less than an initial U.S. $100,000.00 of the Private Placement within 15 calendar days from the acceptance date of the Agreement In Principle by the Company and the Purchaser. In this regard it is hereby also acknowledged and agreed that at least U.S. $250,000.00 raised in any such Private Placement(s) will take the form of the secured Loan from the Purchaser to the Company as contemplated in Article "5" hereinabove;


                  (iv)     the Subsidiary Sale by the Purchaser;


                  (v) the filing by the Purchaser, with the prior written consent of the Company, of a Form S-8 registration statement for a stock option plan in the estimated amount of not less than 2,000,000 post-Consolidation common shares of the Purchaser, at an exercise price of not less than U.S. $0.50 per post-Consolidation common share; and in such amounts and with such optionees as may be determined by management for the Purchaser and the Company, acting reasonably, prior to the Closing Date (as hereinafter determined), and as may be acceptable with the appropriate Regulatory Authorities; it being acknowledged and agreed that an aggregate of 2,000,000 of such Options will be exchanged as Purchaser's Options for the Company's Options, on the same exercise terms and conditions, for an equal number of incentive stock options in and to the resulting Purchaser on a post-Consolidation basis, in consideration of the ongoing involvement of the existing Company's Optionholders in and to the resulting Purchaser company and in exchange for the agreed upon cancellation by said Company's Optionholders of all of the then issued and outstanding Company's Options as a consequence thereof; and it being further acknowledged and agreed that, subject to applicable securities laws, any common shares which may arise from the exercise of any such Purchaser's Options subsequent to the Closing Date will be held in pool and either (i) sold jointly and pro rata with any other Option common shares deposited therein or (ii) restricted as to sale in such maximum daily amounts as may be determined in accordance with the sole and absolute discretion and direction of such nominee or nominees as may be mutually agreed upon in writing, from time to time, by each of the Purchaser and the Company at or subsequent to the Closing Date;

                  (vi) the Purchaser's exchange of all existing Company's Warrants, on the same exercise terms and conditions, for an equal number of Purchaser's Warrants in and to the resulting Purchaser on a post-Consolidation basis in consideration, in part, of the ongoing involvement of the existing Company's Warrantholders in and to the resulting Purchaser company and in exchange for the agreed upon cancellation by said Company's Warrantholders of all of the then issued and outstanding Company's Warrants as a consequence thereof;


                  (vii) the appointment of the existing directors of the Company to the resulting Board of Directors of the Purchaser, together with the appointment of up to three nominees of the Company as Executive Officers of the Purchaser, at Closing (as hereinafter determined); such appointees or nominees to be determined prior to Closing, and in the Company's sole and absolute discretion;


                  (viii) the entering into by the Purchaser prior to and/or commensurate with the Closing (as hereinafter determined) hereunder of the proposed Consulting Services Agreement with ICI; a copy of form of which proposed Consulting Services Agreement being attached hereto as Schedule "O" and forming a material part hereof; whereby ICI shall conduct certain consulting services for the Purchaser as contemplated therein;


                  (ix) the entering into by the Purchaser commensurate with the Closing (as hereinafter determined) hereunder of the proposed Drilling and Operating Agreement with Petrogen Ltd.; a copy of form of which proposed
                           Drilling and Operating Agreement being attached hereto as Schedule "P" and forming a material part hereof; whereby the exact details of which Residual Interest and the Operator's responsibilities in maintaining the Company's Property interests will be set forth as contemplated therein; and


                  (x)      such other matters as may be agreed to as between the
                           Parties   hereto   prior   the   completion   of  the
                           transactions contemplated by this Agreement.


6.2 PARTIES' WAIVER OF CONDITIONS PRECEDENT. The conditions precedent set forth in section "6.1" hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each or any of the Parties in writing and in whole or in part at any time; however, not later than five calendar days prior to the Subject Removal Date.


6.3 THE VENDORS' AND THE COMPANY'S CONDITIONS PRECEDENT. The rights,duties and obligations of each of the Vendors and the Company under this Agreement are also subject to the following conditions precedent for the exclusive benefit of each of the Vendors and the Company to be fulfilled in all material aspects in the reasonable opinion of the Vendors and the Company or to be waived by each or any of the Vendors and the Company as soon as possible after the Execution Date, however; unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date:


         (a) the Purchaser shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Purchaser on or before the Closing Date (as hereinafter determined);


         (b) the Purchaser shall have complied with all applicable securities laws in connection with the issuance of the Shares to the Vendors on or before the Closing Date (as hereinafter determined);


         (c) the Purchaser and each of the Purchaser's subsidiaries, if any, will have obtained all authorizations, approvals, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities required to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Purchaser and the Purchaser's subsidiaries, if any, who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Purchaser or any of the Purchaser's subsidiaries, if any, may be subject;


         (d) all matters which, in the opinion of counsel for the Vendors and the Company, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;


         (e) no material loss or destruction of or damage to either the Purchaser or to any of the Purchaser's subsidiaries, if any, shall have occurred since the Execution Date;


         (f) no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

                  (i) the purchase or transfer of any of the Purchased Shares contemplated by this Agreement or the right of any of the Vendors to dispose of any of the Purchased Shares; or


                  (ii) the right of the Purchaser and the Purchaser's subsidiaries, if any, to conduct their respective operations and carry on, in the normal course, their respective businesses and operations as they have carried on in the past;


         (g)      the   delivery  to  the  Company  by  the   Purchaser,   on  a
                  confidential   basis,  of  the  following   documentation  and
                  information:


                  (i) a copy of all material contracts, agreements, reports and title information of any nature respecting the Purchaser; and


                  (ii) details of any lawsuits, claims or potential claims relating to the Purchaser of which the Purchaser is aware and the Vendors and the Company are unaware;


         (h) the Purchaser will, for a period of at least five business days prior to the Closing Date (as hereinafter determined), during normal business hours:


                  (i) make available for inspection by the respective solicitors, auditors and representatives of the Company, at such location as is appropriate, all of the Purchaser's and each of the Purchaser's subsidiaries', if any, books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Company; provided such persons do not unduly interfere in the respective operations of the Purchaser or any of the Purchaser's subsidiaries, if any;


                  (ii) authorize and permit such persons at the risk and the sole cost of the Company, and only if such persons do not unduly interfere in the respective operations of the Purchaser and each of the Purchaser's subsidiaries, if any, to attend at all of their respective places of business and operations to observe the conduct of their respective businesses and operations, inspect their respective properties and assets and make physical counts of their respective inventories, shipments and deliveries; and


                  (iii) require the Purchaser's and each of the Purchaser's subsidiaries', if any, respective management personnel to respond to all reasonable inquiries concerning the Purchaser's and each of the Purchaser's subsidiaries', if any, respective business assets or the conduct of their respective businesses relating to their respective liabilities and obligations; and


         (i) the completion by the Vendors and the Company, and by the Vendors' and the Company's respective professional advisors, of a thorough due diligence and operations review of the respective businesses and operations of the Purchaser and each of the Purchaser's subsidiaries, if any, to the sole and absolute satisfaction of each of the Vendors and the Company.


6.4 THE VENDORS' AND THE COMPANY'S WAIVER OF CONDITIONS PRECEDENT. The conditions precedent set forth in section "6.3" hereinabove are for the exclusive benefit of each of the Vendors and the Company and may be waived by each or any of the Vendors and the Company in writing and in whole or in part at any time after the Execution Date; however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date.


6.5 PURCHASER'S CONDITIONS PRECEDENT PRIOR TO THE CLOSING DATE. The rights, duties and obligations of the Purchaser under this Agreement are also subject to the following conditions precedent for the exclusive benefit of the Purchaser to be fulfilled in all material aspects in the reasonable opinion of the Purchaser or to be waived by the Purchaser as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date:


         (a) the Vendors and the Company shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Vendors and the Company on or before the Closing Date (as hereinafter determined);


         (b) the Company will have obtained all authorizations, approvals or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Company who will be in compliance with, and has not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Company may be subject;

         (c) all matters which, in the opinion of counsel for the Purchaser, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;


         (d) no material loss or destruction of or damage to the Company, any of the Company's Assets, any of the Company's Business or the Purchased Shares shall have occurred;


         (e) no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:


                  (i) the purchase or transfer of any of the Purchased Shares contemplated by this Agreement or the right of any of the Vendors to dispose of any of the Purchased Shares; or


                  (ii) the right of the Company to conduct its operations and carry on, in the normal course, its Company's Business and operations as it has carried on in the past;


         (f) the delivery to the Purchaser by the Company, on a confidential basis, of all Business Documentation and including, without limitation, the following documentation and information:


                  (i) a copy of all material contracts, agreements, reports and information of any nature respecting the Company, its assets and the Company's Business; and


                  (ii) details of any lawsuits, claims or potential claims relating to either the Company, its assets, the Company's Business or the Purchased Shares of which either of the Vendors or the Company is aware and the Purchaser is unaware;


         (g) the delivery to the Purchaser by the Company and the Guarantors of such Security and supporting documentation and instruments respecting the granting by the Purchaser to the Company of the within interim Loan as the Purchaser's solicitors may reasonably require;


         (h) the Company will, for a period of at least five business days prior to the Closing Date (as hereinafter determined), during normal business hours:

                  (i) make available for inspection by the solicitors, auditors and representatives of the Purchaser, at such location as is appropriate, all of the Company's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Purchaser; provided such persons do not unduly interfere in the operations of the Company;


                  (ii) authorize and permit such persons at the risk and the sole cost of the Purchaser, and only if such persons do not unduly interfere in the operations of the Company, to attend at all of its respective places of business and operations to observe the conduct of its business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries; and


                  (iii) require the Company's management personnel to respond to all reasonable inquiries concerning the Company's Business and assets or the conduct of its business relating to its liabilities and obligations; and


         (i) the completion by the Purchaser and by the Purchaser's professional advisors of a thorough due diligence and operations review of both the business and operations of the Company together with the transferability of the Purchased Shares as contemplated by this Agreement, to the sole and absolute satisfaction of the Purchaser.


6.6 PURCHASER'S WAIVER OF CONDITIONS PRECEDENT. The conditions precedent set forth in section "6.5" hereinabove are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing and in whole or in part at any after the Execution Date; however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date.


6.7      THE  VENDORS'  ADDITIONAL  INCOME  TAX  COVENANTS.   The  Vendors  also
acknowledge and agree that:


         (a) the Purchaser does not assume and shall not be liable for any taxes under the Income Tax Act or any other taxes whatsoever which may be or become payable by the Vendors and including, without limitation, any taxes resulting from or arising as a consequence of the transfer by the Vendors to the Purchaser, of the Purchased Shares herein contemplated, and the Vendors shall indemnify and save harmless the Purchaser from and against all or any such taxes;

         (b)      as to all income tax matters:


                  (i) an election under subsection "85.1(5)" of the Income Tax Act may be made and filed by each of the Vendors and by the Purchaser in the prescribed form, manner and within the time prescribed by the Income Tax Act, and each such election shall specify that each Vendor's deemed proceeds of disposition of the Purchased Shares transferred by such Vendor shall be such amount as that Vendor shall specify in such election; provided that the amount so specified is an amount within the parameters established in subsection 85.1(5) of the Income Tax Act;


                  (ii) the Purchaser's obligations under paragraph "7.7(b)(i)" hereinabove shall be discharged upon its execution of the prescribed form for making such election, and returning said form to each of the Vendors within seven calendar days of the date of receipt thereof. Provided that the Purchaser has discharged such obligation, the Purchaser shall have no liability for any tax, interest, penalty, claim or cost whatsoever which may arise from the making or failure to make such election by any of the Vendors, or the amounts selected in any such election; and


                  (iii) it is intended by the Parties hereto that the consideration for the Purchased Shares shall be the fair market value thereof as of the Closing Date. Therefore, if Revenue Canada, Taxation, disputes the fair market value of any of the Purchased Shares, and any of the Parties have made and filed the joint election as contemplated by paragraph "7.7(b)(i)" hereinabove, the Parties agree to amend the said joint election so as to conform to the fair market value thereof, whether determined by agreement among Revenue Canada, Taxation, the Vendors and the Purchaser or by judicial determination beyond any further right of appeal or by the expiry or waiver of right to appeal any determination by Revenue Canada, Taxation, of the fair market value thereof. Nothing herein shall require any Party to make any adjustment which would cause such Party to thereby become insolvent within the meaning of the corporate laws governing such Party, if applicable.


                                    ARTICLE 7
                          CLOSING AND EVENTS OF CLOSING


7.1 CLOSING AND CLOSING DATE. The closing (the "CLOSING") of the within purchase and delivery of the Purchased Shares, as contemplated in the manner as set forth in Article "2" hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on such date or dates following the due and complete satisfaction of all of the conditions precedent which are set out in Article "6" hereinabove (the "CLOSING DATE"), or on such earlier or later Closing Dates as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed, in each such instance, at the offices of Devlin Jensen, at Suite 2550, 555 West Hastings Street, Vancouver, British Columbia, V6B 4N5, at 2:00 p.m. (Vancouver time) on each such Closing Date.


7.2 LATEST CLOSING DATE. If the final Closing Date has not occurred by January 31, 2003 this Agreement will be terminated and unenforceable unless the Parties hereto agree in writing to grant an extension of the final Closing Date.


7.3 DOCUMENTS TO BE DELIVERED BY THE VENDORS AND THE COMPANY PRIOR TO THE CLOSING DATE. Not later than five calendar days prior to each Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Vendors and the Company shall also execute and deliver, or cause to be delivered, to the Purchaser, the Transfer Agent and/or the Escrow Agent, as applicable, all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Purchaser, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer all of the Purchased Shares to the Purchaser free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:


         (a) all documentation as may be necessary and as may be required by the solicitors for the Purchaser, acting reasonably, to ensure that all of the Purchased Shares have been transferred, assigned and are registerable in the name of and for the benefit of the Purchaser under all applicable corporate and securities laws;


         (b) the certificates representing the Purchased Shares registered in the respective names of the Vendors and duly endorsed for transfer to the Purchaser and/or irrevocable stock powers transferring the Purchased Shares to the Purchaser;


         (c) a certificate representing the Purchased Shares registered in the name of the Purchaser;


         (d) a certified copy of the resolutions of the directors of the Company (and of any of the Vendors, if necessary) authorizing the transfer by the Vendors to the Purchaser of the Purchased Shares;


         (e) a copy of all corporate records and books of account of the Company and including, without limiting the generality of the foregoing, a copy of all minute books, share register books, share certificate books and annual reports of the Company;

         (f) a certificate of an officer of the Company, dated as of the Closing Date, acceptable in form to the solicitors for the Purchaser, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Company contained in this Agreement are true and correct in all respects and will be true and correct as of the Closing Date as if made by the Company on the Closing Date;


         (g)      consents  to act or  other  documents  as may be  required  in connection with the appointment of the existing directors of the Company to the resulting Board of Directors of the Purchaser, together with the appointment of up to three nominees of the Company as Executive Officers of the Purchaser, all as the Company may so determine in writing, from time to time, and in its sole and absolute discretion, prior to the Closing Date;


         (h)      all remaining Business Documentation; and


         (i) all such other documents and instruments as the Purchaser's solicitors may reasonably require.


7.4 DOCUMENTS TO BE DELIVERED BY THE PURCHASER PRIOR TO THE CLOSING DATE. Not later than five calendar days prior to each Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Purchaser shall also execute and deliver, or cause to be delivered, to the Company, the Transfer Agent and/or the Escrow Agent, as applicable, all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Vendors and the Company, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary acceptance of the transfer of all of the Purchased Shares to the Purchaser free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:


         (a)      a Closing agenda;


         (b) a certified copy of an ordinary resolution of the shareholders of the Purchaser or, where required, a special resolution, approving the terms and conditions of this Agreement and all of the transactions contemplated hereby, and the Purchaser sending all required notice to the Purchaser's shareholders in connection therewith, or, in the alternative and if acceptable in accordance with applicable corporate law, shareholders of the Purchaser holding over fifty percent (50%) of the issued shares of the Purchaser providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated together with certification of any required notice to all shareholders of the Purchaser of such written consent resolutions;


         (c) a certified copy of the resolutions of the directors of the Purchaser providing for the approval of all of the transactions contemplated hereby and including, without limitation, each of the matters provided for in paragraph "6.1(f)" hereinabove;


         (d) an executed treasury order (or treasury orders) of the Purchaser providing for the due issuance of all of the Purchase Price Shares to the order and direction of the Vendors in accordance with sections "2.2" and "2.3" hereinabove;


         (e) all necessary consents and approvals in writing to the completion of the transactions contemplated herein;


         (f) a certificate of an officer of the Purchaser, dated as of the Closing Date, acceptable in form to the solicitors for the Vendors and the Company, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Purchaser contained in this Agreement are true and correct and will be true and correct as of the Closing Date as if made by the Purchaser on the Closing Date;


         (g) the resignation in writing of all existing directors and officers of the Purchaser;


         (h) a certified copy of the resolutions of the directors of the Purchaser accepting the resignations of all of the existing directors and officers of the Purchaser and, in addition, appointing the directors of the Company to the resulting Board of Directors of the Purchaser, together with the appointment of not less than three nominees of the Company as Executive Officers of the Purchaser, all as the Company may so determine in writing, from time to time, and in its sole and absolute discretion, prior to the Closing Date;


         (i) an opinion of counsel to the Purchaser, dated as at the Closing Date, and addressed to the Vendors, the Company and their respective counsel, in form and substance satisfactory to the Vendors' and the Company's respective counsel, acting reasonably, and including the following:


                  (i) the due incorporation, existence and standing of the Purchaser and its qualification to carry on business;

                  (ii) the authorized and issued capital of the Purchaser (relying on a certificate of the registrar and Transfer Agent of the Purchaser as to the number of securities issued);


                  (iii) all necessary steps and proceedings and including, without limitation, compliance with all applicable securities laws, have been taken in connection with the execution, delivery and performance of this Agreement and the transactions contemplated herein; and


                  (iv) the due issuance of the Shares as fully paid and non-assessable and having been issued in accordance with an applicable registration and prospectus exemption available under the Securities Act; and


         (j) all such other documents and instruments as the Vendors' and the Company's respective solicitors may reasonably require.


                                    ARTICLE 8
               APPOINTMENT OF ESCROW AGENT AND TRANSFER DOCUMENTS


8.1 APPOINTMENT OF ESCROW AGENT. The Parties hereto hereby acknowledge and initially appoint Devlin Jensen, Barristers and Solicitors, of Suite 2550, 555 West Hastings Street, Vancouver, British Columbia, V6B 4N5, counsel for the Company herein, as escrow agent (the "ESCROW AGENT") herein, or such other Escrow Agent as may be mutually determined by the Parties hereto prior to the Subject Removal Date.


8.2 ESCROW OF TRANSFER DOCUMENTS. Subject to and in accordance with the terms and conditions hereof and the requirements of Articles "2", "5", "6" and "7" hereinabove, and without in any manner limiting the obligations of each of the Parties hereto as contained therein and hereinabove, it is hereby acknowledged and confirmed by the Parties hereto that each of the Parties will execute, deliver, or cause to be delivered, all such documentation as may be required by the requirements of Articles "2", "5", "6" and "7" hereinabove (herein, collectively, the "TRANSFER DOCUMENTS") and deposit the same with the Escrow Agent, or with such other mutually agreeable escrow agent, together with a copy of this Agreement, there to be held in escrow for release by the Escrow Agent to the Parties in accordance with the strict terms and provisions of Articles "2", "5", "6" and "7" hereinabove.


8.3 RESIGNATION OF ESCROW AGENT.The Escrow Agent may resign from its duties and responsibilities if it gives each of the Parties hereto three calendar days' written notice in advance. Upon receipt of notice of the Escrow Agent's intention to resign, the Parties shall, within three calendar days, select a replacement escrow agent and jointly advise the Escrow Agent in writing to deliver the Transfer Documents to the replacement escrow agent. If the Parties fail to agree on a replacement escrow agent within three calendar days of such notice, the replacement escrow agent shall be selected by a Judge of the Supreme Court of the Province of British Columbia upon application by any Party hereto. The Escrow Agent shall continue to be bound by this Agreement until the replacement escrow agent has been selected and the Escrow Agent receives and complies with the joint instructions of the Parties to deliver the Transfer Documents to the replacement escrow agent. The Parties agree to enter into an escrow agreement substantially in the same form of this Agreement with the replacement escrow agent.


8.4 INSTRUCTIONS TO ESCROW AGENT. Instructions given to the Escrow Agent pursuant to this Agreement shall be given by duly authorized signatories of the respective Parties hereto.


8.5 NO OTHER DUTIES OR OBLIGATIONS. The Escrow Agent shall have no duties or obligations other than those specifically set forth in this Article.


8.6 NO OBLIGATION TO TAKE LEGAL ACTION. The Escrow Agent shall not be obligated to take any legal action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with a reasonable indemnity by all of the Parties hereto together with such other third parties as the Escrow Agent may require in its sole and absolute discretion.


8.7 NOT BOUND TO ANY OTHER AGREEMENTS. The Escrow Agent is not bound in any way by any other contract or agreement between the Parties hereto whether or not it has knowledge thereof or of its terms and conditions and its only duty, liability and responsibility shall be to hold and deal with the Transfer Documents as herein directed.


8.8 NOTICE. The Escrow Agent shall be entitled to assume that any notice and evidence received by it pursuant to these instructions from anyone has been duly executed by the Party by whom it purports to have been signed and that the text of any notice and evidence is accurate and the truth. The Escrow Agent shall not be obliged to inquire into the sufficiency or authority of the text or any signatures appearing on such notice or evidence.


8.9 INDEMNITY. The Parties hereto, jointly and severally,covenant and agree to indemnify the Escrow Agent and to hold it harmless against any loss, liability or expense incurred, without negligence or bad faith on its part, arising out of or in connection with the administration of its duties hereunder including, without limitation, the costs and expenses of defending itself against any claim or liability arising therefrom.


8.10 NOT REQUIRED TO TAKE ANY ACTION. In the event of any disagreement between any of the Parties hereto to these instructions or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the Transfer Documents, or in the event that the Escrow Agent should take action hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, it shall not be or become liable in any way or to any person for its failure or refusal to act, and it shall be entitled to continue so to refrain from acting until:


         (a) the rights of all Parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or


         (b) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and it shall have been notified thereof in writing signed by all such persons.


                                    ARTICLE 9
                           DUE DILIGENCE INVESTIGATION


9.1 DUE DILIGENCE. Each of the Parties hereto shall forthwith conduct such further due diligence examination of the other Parties hereto as it deems appropriate.


9.2 CONFIDENTIALITY. Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Parties hereto, at all times subject to the confidentiality provisions of Articles "10" and "11" hereinbelow, as each Party deems necessary. In that regard the Parties agree that each shall have full and complete access to the other Parties' books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors' meetings and its committees, investment agreements, material contracts and as well such other documents and materials as the Parties hereto, or their respective solicitors, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party, its respective operations and financial condition prior to the Closing.


                                   ARTICLE 10
                                 NON-DISCLOSURE


10.1 NON-DISCLOSURE. Subject to the provisions of section "10.3" hereinbelow, the Parties hereto, for themselves, their officers, directors, shareholders, consultants, employees and agents, agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, INTER ALIA, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a Court or on a "need to know" basis to each of the Parties' respective professional advisors.


10.2     DOCUMENTATION.   Any  document or written material generated  by either
Party hereto in the course of, or in connection with, the due diligence investigations conducted pursuant to this Agreement shall be marked or deemed "Confidential" and shall be treated by each Party as a trade secret of the other Parties. Upon termination of this Agreement prior to Closing all copies of any and all documents obtained by any Party from any other Party herein, whether or not marked "Confidential", shall be returned to the other Parties forthwith.


10.3 PUBLIC ANNOUNCEMENTS. Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.


                                   ARTICLE 11
                           PROPRIETARY INFORMATION AND
                  ADDITIONAL OBLIGATIONS OF THE PARTIES HERETO


11.1 CONFIDENTIAL INFORMATION. Each Party hereto acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Parties constitutes valuable trade secrets and proprietary confidential information of the other Parties (collectively, the "CONFIDENTIAL INFORMATION"). No such Confidential Information shall be published by any Party without the prior written consent of the other Parties hereto, however, such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws.
Furthermore, each Party hereto undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Parties and to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.


11.2 IMPACT OF BREACH OF CONFIDENTIALITY. The Parties hereto acknowledge that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties hereto, or to either of them, may be irreparable. For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to each of the other Parties that would not be adequately compensated for by monetary award. Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.


11.3 COMPLIANCE WITH APPLICABLE LAWS. The Parties will comply with all Canadian, U.S. and foreign laws, whether federal, provincial or state, applicable to their respective duties hereunder and, in addition, hereby represent and warrant that any information which they may provide to any person or company hereunder will, to the best of their respective knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.


11.4 OPINIONS, REPORTS AND ADVICE OF THE VENDORS. The Vendors acknowledge and agree that all written and oral opinions, reports, advice and materials provided by the Vendors to the Purchaser or the Company in connection with purchase and sale contemplated herein are intended solely for the Purchaser's benefit and for the Purchaser's use only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Purchaser. In this regard the Vendors covenant and agree that the Purchaser may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Purchaser's sole and absolute discretion. The Vendors further covenant and agree that no public references to the Purchaser, the Company or the Vendors, or disclosure of the Vendors' role in respect of the Purchaser or the Company, be made by the Vendors without the prior written consent of the Purchaser in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Purchaser, be provided by the Vendors to the Purchaser in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Purchaser and the Company from time to time.


                                   ARTICLE 12
                   AMENDMENT, POWER OF ATTORNEY AND VARIATIONS


12.1 ASSIGNMENT. Save and except as provided herein, no Party hereto may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent all of the other Parties hereto.

12.2 AMENDMENT. This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.


12.3 POWER OF ATTORNEY ON BEHALF OF THE VENDORS. In order to better provide for the administration and completion of each of the transactions which are contemplated by the terms and conditions of this Agreement, each Vendor does hereby make, constitute and appoint Sacha H. Spindler, a Vendor and the current President and director of the Company, or such other present or future director or officer of the Company as Mr. Spindler may appoint in writing, and in his sole and absolute discretion, in his time(s) of absence (the "ATTORNEY"), as such Vendor's true and lawful Attorney for such Vendor and in such Vendor's name, place and stead and for the sole purpose and power of specifically doing all acts and executing all deeds, resolutions, documents, matters and things and including, without limitation, any agreement supplemental thereto, which may be necessary to be done in such Vendor's place and stead and in order to complete all of transactions on such Vendor's behalf which may be required under the terms and conditions of this Agreement (the "POWER OF ATTORNEY"). In this regard the within Power of Attorney for each particular Vendor shall be effective from the Execution Date of this Agreement and shall continue in full force and effect until the earlier of either the final Closing or the termination of the within purchase and sale.


12.4 CORRECTIONS AND AMENDMENTS TO BE MADE BY ATTORNEY. Without in any manner whatsoever limiting the Power of Attorney granted to the Attorney by each Vendor as set forth immediately hereinabove, the Vendors hereby also specifically authorize the Attorney to correct any errors in, to complete any information missing from and to make any amendments to this Agreement, together with any and all other documents, resolutions and instruments as may be necessary, in the opinion of Attorney, acting reasonably, to complete all of the transactions contemplated by terms and conditions of this Agreement.


12.5 VARIATION IN THE TERMS OF THIS AGREEMENT UPON REVIEW. It is hereby acknowledged and agreed by each of the Parties hereto that where any variation in the terms and/or conditions of this Agreement is reasonably required by any of the Regulatory Authorities as a condition of their respective Regulatory Approval to any of the terms and conditions of this Agreement, any such reasonable variation or variation will be deemed to be accepted by each of the Parties hereto and form part of the terms and conditions of this Agreement.


                                   ARTICLE 13
                                  FORCE MAJEURE


13.1 EVENTS. If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.


13.2 NOTICE. A Party shall, within seven calendar days, give notice to the other Parties of each event of FORCE MAJEURE under section "13.1" hereinabove, and upon cessation of such event shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of FORCE MAJEURE and all preceding events of FORCE MAJEURE.


                                   ARTICLE 14
                                   ARBITRATION


14.1 MATTERS FOR ARBITRATION. The Parties hereto agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.


14.2 NOTICE. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10 calendar days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such 10 calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section "14.3" hereinbelow.


14.3 APPOINTMENTS. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within 10 calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within 10 calendar days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.


14.4 AWARD. The Parties hereto agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.


                                   ARTICLE 15
                             DEFAULT AND TERMINATION


15.1 DEFAULT. The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the "DEFAULTING PARTY"), the non-defaulting Parties (herein called, collectively, the "NON-DEFAULTING PARTY") shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:


         (a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or


         (b) give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.


15.2 ARBITRATION. If arbitration is sought, a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article "14" hereinabove.


15.3     CURING THE DEFAULT.   If:


         (a) the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or


         (b)      arbitration is not so sought; or


         (c) the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award, the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.


15.4 TERMINATION. In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be immediately terminated, unless otherwise extended in accordance with section "7.2" hereinabove, in the event that:


         (a) the Ratification has not been satisfied by each of the Purchaser and the Company within five business days of the Execution Date;


         (b) each of the Purchaser and the Company fails to complete a successful and Initial Due Diligence review of the other Party's respective businesses and operations within 30 calendar days of the prior satisfaction of the Ratification;


         (c) the Purchaser has failed to complete a minimum of U.S. $500,000 of the Private Placement on or before December 31, 2002, together with the corresponding Principal Sum Loan of not less than U.S. $250,000 from such minimum Private Placement, all in accordance with the provisions of section "4.1" and Article "5" hereinabove;


         (d) either of the Parties hereto has not either satisfied or waived each of their respective conditions precedent prior to the Subject Removal Date in accordance with the provisions of Article "6" hereinabove;


         (e) each of the conditions specified in section "6.1" hereinabove have not been satisfied in the manner and within the time periods as specified therein;


         (f) either of the Parties hereto has failed to deliver or caused to be delivered any of their respective documents required to be delivered by Articles "5", "6", "7" and "8" hereinabove prior to each of the Subject Removal Date and the Closing Date in accordance with the provisions of Articles "5", "6", "7" and "8";


         (g) the final Closing has not occurred on or before January 31, 2003 in accordance with section "7.2" hereinabove; or


         (h)      by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Articles "10" and "11" hereinabove.


                                   ARTICLE 16
                      INDEMNIFICATION AND LEGAL PROCEEDINGS


16.1 INDEMNIFICATION. The Parties hereto agree to indemnify and save harmless the other Parties hereto and including, where applicable, their respective affiliates, directors, officers, employees and agents (each such party being an "INDEMNIFIED Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.


16.2 NO INDEMNIFICATION. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.


16.3 CLAIM OF INDEMNIFICATION. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.


16.4 NOTICE OF CLAIM. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give the relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt Consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defenses.


16.5 SETTLEMENT. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.


16.6 LEGAL PROCEEDINGS. Notwithstanding that the relevant Party hereto will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

         (a)      such counsel has been authorized by the relevant Party hereto;


         (b) the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;


         (c) the named parties to any such action include any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or


         (d) there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.


16.7 CONTRIBUTION. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party hereto shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by any Party hereto on the one hand and the Indemnified Party on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party hereto shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.


                                   ARTICLE 17
                                     NOTICE


17.1 NOTICE. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

17.2 CHANGE OF ADDRESS. Either Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.


                                   ARTICLE 18
                               GENERAL PROVISIONS


18.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement and including, without limitation, the Agreement In Principle as between the Purchaser and the Company.


18.2     ENUREMENT.  This  Agreement will enure to the benefit of  and  will  be
binding  upon  the  Parties   hereto,   their   respective   heirs,   executors,
administrators and assigns.


18.3 SCHEDULES. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.


18.4     TIME OF THE ESSENCE.   Time will be of the essence of this Agreement.


18.5 REPRESENTATION AND COSTS. It is hereby acknowledged by each of the Parties hereto that Devlin Jensen, Barristers and Solicitors, and the law office of Reed & Reed, PC, act solely for the Company, and, correspondingly, that each of the Vendors and the Purchaser have been required by each of Devlin Jensen, the law office of Reed & Reed, PC and the Company to obtain independent legal advice with respect to their respective reviews and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that Devlin Jensen, Barristers and Solicitors, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Devlin Jensen, Barristers and Solicitors, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Devlin Jensen, Barristers and Solicitors, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Devlin Jensen, Barristers and Solicitors, and the law office of Reed & Reed, PC shall be at the cost of the Company.


18.6 APPLICABLE LAW. The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.


18.7 FURTHER ASSURANCES. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.


18.8 INVALID PROVISIONS. If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.


18.9 CURRENCY. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.


18.10 SEVERABILITY AND CONSTRUCTION. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).


18.11 CAPTIONS. The captions, section numbers, Article numbers and Schedule numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.


18.12 COUNTERPARTS. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding the date of execution, will be deemed to bear the Execution Date as set forth on the front page of this Agreement.


18.13 NO PARTNERSHIP OR AGENCY. The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.


18.14    CONSENTS AND WAIVERS.   No consent  or  waiver  expressed or implied by
either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:


         (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;


         (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;


         (c)      constitute a general waiver under this Agreement; or


         (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.


         IN WITNESS WHEREOF each of the Parties hereto has hereunto set its seal by the hand of its duly authorized signatory as of the Execution Date as set forth on the front page of this Agreement.


The COMMON SEAL of                       )    NO. OF PURCHASED SHARES: 2,951,750
PETROGEN INTERNATIONAL LTD.,             )
a Vendor herein, was hereunto affixed    )
in the presence of:                      )                 (C/S)
                                         )
_________________________________________)
Authorized Signatory                     )

The COMMON SEAL of                       )    NO. OF PURCHASED SHARES: 4,012,500
UNIT HOLDINGS LTD.,                      )
a Vendor herein, was hereunto affixed    )
in the presence of:                      )                  (C/S)
                                         )
_________________________________________)
Authorized Signatory                     )


SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES: 3,375,000
LEO WILLIAM KERRIGAN,                    )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            ____________________
                                         )            LEO WILLIAM KERRIGAN
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )


SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:   285,000
PETER K. JENSEN,                         )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            _______________
                                         )            PETER K. JENSEN
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )


SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:   191,250
PEGGY TRENDALL-JENSEN,                   )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            _____________________
                                         )            PEGGY TRENDALL-JENSEN
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )

SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:   150,000
PETER JENSEN FAMILY TRUST,               )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            _________________________
                                         )            PETER JENSEN FAMILY TRUST
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )


SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:   110,000
PETER JENSEN (IN TRUST                   )
FOR FAMILY MEMBERS),                     )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            ______________________
                                         )            PETER JENSEN (IN TRUST
_________________________________________)             FOR FAMILY MEMBERS)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )


SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:   100,000
THOMAS J. DEUTSCH,                       )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            _________________
                                         )            THOMAS J. DEUTSCH
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )

SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:    37,500
TIMOTHY G. RUSSELL,                      )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            __________________
                                         )            TIMOTHY G. RUSSELL
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )


SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:    90,000
JOHN M. HEFNER,                          )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            ______________
                                         )            JOHN M. HEFNER
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )


SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:    90,000
KEVIN M. SMITH,                          )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            ______________
                                         )            KEVIN M. SMITH
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )

SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:    75,000
ALISON MUIR,                             )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            ___________
                                         )            ALISON MUIR
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )


The COMMON SEAL of                       )    NO. OF PURCHASED SHARES:    75,000
GLOBAL FINANCIAL GROUP, INC.,            )
a Vendor herein, was hereunto affixed    )
in the presence of:                      )                (C/S)
                                         )
_________________________________________)
Authorized Signatory                     )


SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:    37,500
MINOR BUCKINGHAM,                        )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            ________________
                                         )            MINOR BUCKINGHAM
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )


SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:    56,250
JAMES T. ROCHE,                          )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            ______________
                                         )            JAMES T. ROCHE
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )

The COMMON SEAL of                       )    NO. OF PURCHASED SHARES:    56,250
CELESTINE ASSET MANAGEMENT,              )
a Vendor herein, was hereunto affixed    )
in the presence of:                      )                  (C/S)
                                         )
_________________________________________)
Authorized Signatory                     )


SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:     3,750
WARREN D. MUIR,                          )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            ______________
                                         )            WARREN D. MUIR
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )


SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:     3,750
ATTILA ODRY,                             )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            ___________
                                         )            ATTILA ODRY
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )


SIGNED, SEALED and DELIVERED by          )    NO. OF PURCHASED SHARES:    67,500
ROY E. GOULD,                            )
a Vendor herein, in the presence of:     )
                                         )
_________________________________________)
Witness Signature                        )            ____________
                                         )            ROY E. GOULD
_________________________________________)
Witness Address                          )
                                         )
_________________________________________)
Witness Name and Occupation              )

The COMMON SEAL of                       )    NO. OF PURCHASED SHARES:    39,000
590498 B.C. LTD.,                        )
a Vendor herein, was hereunto affixed    )
in the presence of:                      )                 (C/S)
                                         )
_________________________________________)
Authorized Signatory                     )


The COMMON SEAL of                       )
PETROGEN, INC.,                          )
the Company herein, was hereunto affixed )
in the presence of:                      )                  (C/S)
                                         )
_________________________________________)
Authorized Signatory                     )


The CORPORATE SEAL of                    )
HADRO RESOURCES, INC.,                   )
the Purchaser herein, was hereunto       )
affixed                                  )                   (C/S)
in the presence of:                      )
                                         )
_________________________________________)
Authorized Signatory                     )
                                   __________

                                   SCHEDULE A



         This is Schedule "A" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                             AGREEMENT IN PRINCIPLE


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE B



         This is Schedule "B" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                    PURCHASED SHARES, VENDORS AND SECURITIES


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE C



         This is Schedule "C" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                                POOLING AGREEMENT


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE D



         This is Schedule "D" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                         COMPANY'S FINANCIAL STATEMENTS


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE E



         This is Schedule "E" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                               COMPANY'S PROPERTY


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE F



         This is Schedule "F" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                        COMPANY'S INTELLECTUAL PROPERTY


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE G



         This is Schedule "G" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc. {changing its name to "Petrogen Corp."}.


                                 COMPANY'S LEASE


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE H



         This is Schedule "H" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                        COMPANY'S CONTRACTS OF EMPLOYMENT


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE I



         This is Schedule "I" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                          COMPANY'S MATERIAL CONTRACTS


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE J



         This is Schedule "J" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                      COMPANY'S LIST OF BANK ACCOUNTS ETC.


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE K



         This is Schedule "K" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.

                        PURCHASER'S FINANCIAL STATEMENTS


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE L



         This is Schedule "L" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                         PURCHASER'S MATERIAL CONTRACTS


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE M



         This is Schedule "M" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                     PURCHASER'S LIST OF BANK ACCOUNTS ETC.


          REGULATION S CERTIFICATE AND ACCREDITED INVESTOR CERTIFICATE


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE N



         This is Schedule "N" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                                 LOAN AGREEMENT


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE O



         This is Schedule "O" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                          CONSULTING SERVICES AGREEMENT


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE P



         This is Schedule "P" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                              OPERATOR'S AGREEMENT


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________

                                   SCHEDULE Q



         This is Schedule "Q" to that certain Share Exchange Agreement among each of the Vendor shareholders of Petrogen, Inc., Petrogen, Inc. and Hadro Resources, Inc.


                               VENDOR CERTIFICATES


          REGULATION S CERTIFICATE AND ACCREDITED INVESTOR CERTIFICATE


                     REFER TO THE MATERIALS ATTACHED HERETO.
                                   __________